SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Miller Petroleum, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
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To our Shareholders:

You are cordially invited to attend our fiscal year 2010 annual meeting of shareholders which will be held at _________________, Anchorage, Alaska on Friday, March 11, 2011 beginning at 12:00 pm, local time.

Items of business to be considered at the meeting will include the:

●	election of nine directors,
●	ratification of the appointment of our independent registered public accounting firm,
●	Adoption of the 2011 Equity Compensation Plan,
●	Amendment of our Charter to change of our company’s name to “Miller Energy Resources, Inc.”;
●	Amendment of our Amended and Restated Bylaws to adjust the quorum for a shareholders’ meeting from 50% to 33-1/3%;
●	proposal to consider and act upon an advisory resolution on executive compensation; and
●	proposal to consider and act upon an advisory resolution on the frequency of the shareholders’ advisory resolution on executive compensation.

The proxy statement is designed to answer your questions and provide you with important information regarding our Board of Directors and senior management.

We are furnishing proxy materials to our shareholders over the Internet.  We believe that this e-proxy process expedites shareholder’s receipt of proxy materials, while also lowering costs and reducing the environmental impact of our annual meeting.  On [date], 2011, we mailed our shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy statement and annual report, and how to vote online.  The notice also provides instructions on how you can request a paper copy of these documents if you desire and how you can enroll in e-delivery.

Whether or not you plan to attend the annual meeting, your vote is important.  Instructions regarding the various methods of voting are contained on the proxy card, including voting by toll-free telephone number, by facsimile or the Internet.  If you received a paper copy of your proxy card by mail, you may still vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the envelope provided.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our company.  We look forward to greeting in person as many of our shareholders as possible.

Sincerely,

/s/ Scott M. Boruff
Scott M. Boruff,
President and Chief Executive Officer
[date], 2011

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
____________________

TO BE HELD ON FRIDAY, MARCH 11, 2011

We will hold the 2010 annual meeting of shareholders of Miller Petroleum, Inc. at _______________, Anchorage, Alaska on Friday, March 11, 2011 at 12:00 pm, local time.  At the annual meeting you will be asked to vote on the following matters:

1.	To elect nine directors to serve a one year term or until their successors have been elected and qualified,

2.	To ratify the appointment of Sherb & Co., L.L.P. as our independent registered public accounting firm,

3.	To adopt the 2011 Equity Compensation Plan,

4.	To approve the change of our name from “Miller Petroleum, Inc.” to “Miller Energy Resources, Inc.”;

5.	To amend our Amended and Restated Bylaws to adjust the quorum for shareholder meetings from 50% to 33-1/3%;

6.	To consider and act upon an advisory resolution on executive compensation;

7.	To consider and act upon an advisory resolution on the frequency of the shareholders’ advisory resolution on executive compensation ; and

8.	To consider and act upon any other business as may properly come before the 2010 annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, 4, 5, 6 and 7.

The Board of Directors has fixed the close of business on January 18, 2011 as the Record Date for determining the shareholders that are entitled to notice of and to vote at the 2010 annual meeting and any adjournments thereof.

Your vote is important regardless of the number of shares you own.  All shareholders are invited to attend the annual meeting in person.

By Order of the Board of Directors

/s/ Scott M. Boruff
Scott M. Boruff,
Huntsville, TN	President and Chief Executive Officer
[date], 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 11, 2010:  This proxy statement, along with our Annual Report on Form 10-K for the year ended April 30, 2010 (“fiscal 2010”), are available free of charge on our website www.millerenergyresources.com.

MILLER PETROLEUM, INC.

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

Questions and Answers

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

Why did I receive these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board for the 2010 annual meeting of shareholders which will be held on March 11, 2011.  Proxies are solicited to give all shareholders of record at the close of business on January 18, 2011 an opportunity to vote on matters that come before the 2010 annual meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our annual report available on the Internet.  On [date], 2011, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders containing instructions on how to access the proxy statement and annual report and vote online.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing the documents to you.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

What may I vote on at the 2010 annual meeting?

At the annual meeting, shareholders will consider and vote upon the following matters:

●	To elect nine directors to serve a one year term or until their successors have been elected and qualified,
●	To ratify the appointment of Sherb & Co., L.L.P. as our independent registered public accounting firm,
●	To adopt the 2011 Equity Compensation Plan,
●	To approve the change of our name from “Miller Petroleum, Inc.” to “Miller Energy Resources, Inc.”;
●	To amend our Amended and Restated Bylaws to adjust the quorum for shareholder meetings from 50% to 33-1/3%;
●	To consider and act upon any other business as may properly come before the 2010 annual meeting or any adjournments thereof;
●	proposal to consider and act upon an advisory resolution on executive compensation; and
●	proposal to consider and act upon an advisory resolution on the frequency of the shareholders’ advisory resolution on executive compensation.

Who is entitled to vote?

Shareholders of record as of the close of business on January 18, 2011, the Record Date, are entitled to vote on matters that come before the meeting.  Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

Each share of Miller Petroleum, Inc. common stock that you own as of the Record Date entitles you to one vote.  On January 18, 2011 there were [38,409,751] shares of our common stock outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc. you are considered the shareholder of record with respect to those shares, and the notice was mailed directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

All shareholders may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

If you are a shareholder of record, you may vote in person at the 2010 annual meeting. We will give you a ballot when you arrive.  However, you may vote by proxy before the meeting and still attend, if you prefer.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the 2010 annual meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on January 18, 2011, the Record Date for voting.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting that you wish to vote as recommended by our Board of Directors; or

•	If you sign and return a proxy card without giving specific voting instructions,

then the proxy holder will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in his discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe Proposal 2 (ratification of the appointment of our independent registered public accounting firm) will be considered routine. Proposals 1, 3, 4, 5, 6 and 7, however, likely world be considered “non-routine” matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

Can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting.  You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet or by telephone or facsimile (only your latest Internet, telephone or facsimile proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person.  However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

What does it mean if I get more than one proxy card?

Your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT  84117, telephone (801) 272-9294, or, if your shares are held by your broker or bank in “street name,” you should contact the broker or bank who holds your shares.

Why did I receive only one set of proxy materials although there are multiple shareholders at my address?

If one address is shared by two or more of our shareholders, we send only one set of proxy materials to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a shareholder of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our Corporate Secretary. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee.

What constitutes a quorum?

The presence of at least 50% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold the 2010 annual meeting and conduct business.  Presence may be in person or by proxy.  You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2010 annual meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for determining whether a quorum is present. For the purpose of determining whether the shareholders have approved a matter, abstentions and broker “non-votes” are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any matter being voted on at the 2010 annual meeting .

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What is required to approve each proposal?

Election of directors:  The nominees who receive the most votes will be elected. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of the appointment of Sherb & Co., L.L.P.  The ratification of this appointment will require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Adoption of the 2011 Equity Compensation Plan.  The adoption of the plan will require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Name change to “Miller Energy Resources, Inc.”  The change of our company name to “Miller Energy Resources, Inc.” will require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Amendment of our Amended and Restated Bylaws to adjust the shareholders’ meeting quorum from 50% to 33-1/3%  The amendment of our Bylaws will require the affirmative vote of a majority of the votes cast.  Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Vote Required for the Advisory Resolution on Executive Compensation Proposal.  This proposal is non-binding on us and our Board of Directors.

Vote Required for the Advisory Resolution on the Frequency of the Shareholders’ Say on Pay Proposal.  This proposal with respect to the frequency for submission of a resolution to the shareholders soliciting support for our named executive officer compensation policies and programs is non-binding on us and our Board of Directors.

Other Matters:  Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What are the Board’s recommendations on the proposals?

The Board recommends a vote FOR Proposals 1, 2, 3, 4, 5, 6 and 7.

How can I attend the 2010 annual meeting?

You are invited to attend the annual meeting only if you were a Miller Petroleum, Inc. shareholder or joint holder as of the close of business on January 18, 2011, the Record Date, or if you hold a valid proxy for the 2010 annual meeting. In addition, if you are a shareholder of record (owning shares in your own name), your name will be verified against the list of registered shareholders on the Record Date prior to your being admitted to the 2010 annual meeting.  If you are not a shareholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 12:00 pm local time. Check-in will begin at 11:30 am local time.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing the notice to shareholders of record and beneficial owners and printed proxy materials to shareholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owner’s voting instructions. We have not retained a proxy solicitor in conjunction with the annual meeting. In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

Where can I find voting results of the 2010 annual meeting?

We will announce preliminary voting results at the 2010 annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days from the date of the meeting.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future shareholder meetings as follows:

Shareholder Proposals: As of the date of this proxy statement, we had not received notice of any shareholder proposals for the 2010 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2011 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:

Miller Petroleum, Inc.
Attention: Corporate Secretary
3651 Baker Hwy
Huntsville, TN  37756
Facsimile: (865) 691-8209

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to shareholders in connection with the previous year’s annual meeting.  However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, shareholder proposals intended to be presented at the 2011 annual meeting must be received by us at our principal executive office no later than September 10, 2011 in order to be eligible for inclusion in our 2011 proxy statement and proxy relating to that meeting.  Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Miller Petroleum, Inc. at our principal executive offices: Miller Petroleum, Inc., 3651 Baker Hwy, Huntsville, TN  37756 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

How may I communicate with the Board of Directors or the non-management directors on the Board?

You may contact any of our directors by writing to them c/o Miller Petroleum, Inc., 3651 Baker Hwy, Huntsville, TN  37756. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director.  We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Miller Petroleum, Inc.  Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by us that is addressed to the independent members of the Board and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing:

Anna R. East, Esq.
General Counsel
9051 Executive Park Dr., Suite 103
Knoxville, TN  37923
Telephone: (865) 223-6575
Telecopier: (865) 691-8209
aeast@millerenergyresources.com

CORPORATE GOVERNANCE

Summary of Corporate Governance Framework

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders’ interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Conduct, which applies to all our directors, officers and employees.

To assist in its governance, our Board has formed three standing committees composed entirely of independent directors: Audit, Compensation and Nominating and Corporate Governance. A discussion of each committee’s function is set forth below.

Our Amended and Restated By-Laws, the charters of each Board committee, the independent status of a majority of our Board of Directors, and our Code of Conduct provide the framework for our corporate governance. Copies of our Amended and Restated By-Laws, charters and Code of Conduct may be found on our website at www.millerenergyresources.com.  Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management.  In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations.  The directors keep themselves informed through discussions with the Chief Executive Officer and our Chief Financial Officer and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings.  Directors are elected for a term of one year.  Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

The following is biographical information on the current members of our Board of Directors:

Deloy Miller, Age 63 Mr. Miller has been Chairman of the Board of Directors since December 1996, and was Chief Executive Officer from December 1997 to August 2008. Since then, Mr. Miller has been our Chief Operating Officer.  From 1967 to 1997, Mr. Miller was the founder and Chief Executive Officer of our company. He is a seasoned gas and oil professional with more than 40 years of experience in the drilling and production business in the Appalachian basin. During his years as a drilling contractor, he acquired extensive geological knowledge of Tennessee and Kentucky and received training in the reading of well logs. Mr. Miller served two terms as president of the Tennessee Oil & Gas Association and in 1978 the organization named him the Tennessee Oil Man of the Year. He continues to serve on the board of that organization. Mr. Miller was appointed in 1978 by the Governor of Tennessee to be the petroleum industry’s representative on the Tennessee Oil & Gas Board, the state agency that regulates gas and oil operations in the state. Mr. Miller is the father-in-law of Mr. Boruff.

Scott M. Boruff, Age 47 Mr. Boruff has served as a director and our Chief Executive Officer since August 2008. Prior to joining our company, Mr. Boruff has been a licensed investment banker and was a director from 2006 to 2007 with Cresta Capital Strategies, LLC a New York investment banking firm that was responsible for closing transactions in the $150 to $200 million category. Mr. Boruff specialized in investment banking consulting services that included structuring of direct financings, recapitalizations, mergers and acquisitions and strategic planning with an emphasis in the gas and oil field. As a commercial real estate broker for over 20 years Mr. Boruff developed condominium projects, hotels, convention centers, golf courses, apartments and residential subdivisions. As a consultant to us, Mr. Boruff led the last three major financial transactions completed by the company. Since April 2009, Mr. Boruff has also been a director and 49% owner of Dimirak Securities Corporation, a broker-dealer and member of FINRA.  See “Certain Relationships and Related Parties” appearing later in this proxy.  Mr. Boruff holds a Bachelor of Science in Business Administration from East Tennessee State University. Mr. Boruff is the son-in-law of Mr. Miller.

Merrill A. McPeak, Age 75  (USAF, retired). General McPeak has been a member of our Board of Directors since April 2010, and has served as the Lead Director since July 2011.  General McPeak has served as President of McPeak and Associates, a 15-year old management consulting firm, since its founding in 1995. From October 1990 until October 1994, he was Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff.  During this period, he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad.  As a member of the Joint Chiefs of Staff, he and the other service chiefs were military advisors to the Secretary of Defense, the National Security Council and the President of the United States. Following retirement from active service, General McPeak began a second career in business.  He is Chairman of Ethicspoint, a privately-held, Portland-based provider of risk management and compliance software-as-a-service, including secure, anonymous reporting of ethical violations in the workplace. General McPeak has also served as a member of the Board of Director for Del Global Technologies Corp. (since 2005), Point Blank Solutions, Inc. (since 2008), Tektronix, Inc. (1995 to 2006); Quintessence Photonics Corp. (2006 to 2009), Blacklight Power Inc. (2003 to present), Health Sciences Group, Inc. (2005 to 2007), MathStar, Inc. (2005 to February 2010), Gigabeam Corp. (2004 to 2009), TWA (1997 to 2002), ECC International (1997 to 2003), Praegitzer Industries (1997 to 1999) and Western Power and Equipment (1998 to 2000).  In 1992, San Diego State University honored General McPeak with its first ever Lifetime Achievement Award. In 1995, George Washington University gave him its Distinguished Alumni Award, the “George.” He was among the initial seven inductees to the Oregon Aviation Hall of Honor. He is a member of the Council on Foreign Relations, New York City, and in 2008 and 2009 was a national co-chairman of Obama for President.

David M. Hall, Age 41  Mr. Hall has served as Chief Executive Officer of our Cook Inlet Energy subsidiary and member of our Board of Directors since December 2009. Mr. Hall was the former Vice President and General Manager of Alaska Operations, Pacific Energy Resources Ltd. from January 2008 to December 2009. Before that time, from 2000 to 2008, he served as the Production Foreman and Lead Operator in Alaska for Forest Oil Corp, rising to Production Manager for all of Alaska operation for Forest Oil.

Herman E. Gettelfinger, Age 78  Mr. Gettelfinger has been a member of our Board of Directors since 1997. Mr. Gettelfinger, who has been active in the gas and oil drilling and exploration business for more than 35 years, is a co-owner and President of Kelso Oil Company, Knoxville Tennessee. Kelso is one of eastern Tennessee’s largest distributors of motor oils, fuels and lubricants to the industrial and commercial market.

Jonathan S. Gross, Age 52 Mr. Gross has been a member of our Board of Directors since April 2010.  Mr. Gross has 29 years of experience in domestic and international oil and gas exploration and currently serves as Senior Vice President - Geosciences for Energy Partners, Ltd. (NYSE: EPL).  From June 2009 to May 2010, he served as President of Jexco, LLC, a Houston, Texas geological and geophysical consulting company.  During his career, Mr. Gross has served as the Chief Operating Officer of Houston Exploration Services, Inc., a Houston, Texas based subsidiary of Kuwait Energy Company from July 2008 to May 2009, Senior Vice President of Exploration and Technology Manager of Cheniere Energy, Inc. from June 1999 to July 2008, and has also worked for Zydeco Energy, Inc. from January 1998 to May 1999. He has domestic and international experience in both onshore and offshore basins in several parts of the world including the U.S., Trinidad, West Africa, North Africa, the Middle East and Eurasia. Mr. Gross received his B.A. in Geophysical Sciences from the University of Chicago in 1981 and is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Houston Geological Society.

Charles M. Stivers, Age 48 Mr. Stivers has been a member of our Board of Directors since 2004. He also served as our Chief Financial Officer from 2004 until January 2006. Mr. Stivers has over 18 years accounting experience and over 12 years of experience within the energy industry. He owns and operates Charles M. Stivers, C.P.A., which specializes in the oil and gas industry and has clients located in eight different states. Mr. Stivers served as Treasurer and Chief Financial Officer for Clay Resource Company and Senior Tax and Audit Specialist for Gallaher and Company. He received a Bachelor of Science degree in accounting from Eastern Kentucky University.

David J. Voyticky, Age 41  Mr. Voyticky has been a member of our Board of Directors since April 2010.  Mr. Voyticky is has over 15 years of domestic and international mergers and acquisitions, restructuring and financing experience.  Since August 2005, Mr. Voyticky has been an independent consultant to companies in the middle market on value maximization strategies. As part of this focus, Mr. Voyticky provides strategic and capital markets advice to high growth businesses He served as a vice president with Goldman, Sachs & Co. from June 2000 to May 2002, a vice president of Houlihan Lokey Howard & Zukin Capital, Inc. in Los Angeles from July 2002 to January 2005, and an associate with J.P. Morgan in London and New York from June 1996 to May 2000.  During that period, he advised public and private domestic and multinational corporations and financial sponsors on mergers, acquisitions, divestitures, joint ventures, cross-border transactions, anti-raid (defense) preparation and capital-raising activities. Mr. Voyticky designed and was a founding partner of Red Mountain Capital Partners. From December 2005 through June 2006, Mr. Voyticky was a partner in the $300 million re-launch of Chapman Capital L.L.C., an activist hedge fund focused on the publicly traded middle market companies. Since January 2010 he has been a member of the Board of Directors of Best Energy Services, Inc.  Mr. Voyticky received a J.D. and a M.B.A degree from the University of Michigan and a Masters in International Policy and Economics from the Ford School at the University of Michigan. He also received a Bachelor of Arts in Philosophy from Pomona College.

Don A. Turkleson, Age 56.  Mr. Turkleson has been a member of our Board of Directors since January 17, 2011. Mr. Turkleson has over 35 years of accounting and financial experience with emphasis in the oil and gas business.  He is currently the Chief Financial Officer at Laurus Energy, Inc., a privately held company located in Houston, a position he has held since January 2010.  Prior to joining Laurus Energy, he was Senior Vice President and CFO for Cheniere Energy, Inc. where he worked from 1997 to June, 2009.  During his 11 years at Cheniere, he oversaw the company's establishing an internal control environment compliant with Sarbanes-Oxley requirements and a financial reporting system for three publicly traded companies. As CFO, Mr. Turkleson helped lead Cheniere's completion of more than $6 billion in financings and re-financings, including project financing for a $1.5 billion Liquefied Natural Gas (LNG) receiving terminal, $2.2 billion in publicly traded senior notes, term loans, convertible debt, and equity offerings including the IPO of a master limited partnership. Mr. Turkleson also served as Vice President – Finance for PetroCorp Incorporated, an oil and gas exploration and production company where he worked from 1983 to 1996.  At PetroCorp he assisted in the negotiation for management of 700 oil and gas properties, the merger of $50 million in properties for equity, the formation of joint ventures to acquire $175 million in oil and gas properties, and the completion of the company's initial public offering.  He began his career at Arthur Andersen & Co. in 1975 where he worked as a certified public accountant for eight years, principally with oil and gas industry clients. While at Arthur Anderson, he assisted in various client equity offerings, including the coordination of financial reporting for a $600 million exchange offering initial public offering which combined over 200 limited partnerships.  Mr. Turkleson received a Bachelor of Science in Accounting from Louisiana State University, and is a Certified Public Accountant.  He also serves on the board of directors of the general partner of Cheniere Energy Partners, L.P., a publicly traded master limited partnership.

The current terms of each of these directors expire at the 2010 annual meeting.  There are no family relationships between any of the directors, other than those disclosed above.

Board Leadership Structure and Board’s Role in Risk Oversight

While our Chairman of the Board and Chief Executive Officer positions are held by two different individuals, Mr. Miller, our Chairman, is also Chief Operating Officer of our company and is therefore not independent.  Accordingly, in July 2011 our Board appointed General McPeak as Lead Director.  We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time. This arrangement allows our Lead Director to lead the Board in its fundamental role of providing independent advice to and oversight of management and our Chief Executive Officer to focus on our day-to-day business and strategy and convey the management perspective to other directors.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Audit Committee and other members of our Board of Directors meet regularly with management to discuss strategy and risks we face.  Our Chief Financial Officer and our General Counsel attend many of the Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters.  The Lead Director and independent members of the Board work together to provide strong, independent oversight of our management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Director Independence

The Board of Directors has determined that a majority of our current directors have no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the NASDAQ Company Guide. In determining the independence of our directors, the Board of Directors has adopted independence standards specified by applicable laws and regulations of the SEC and the listing standards of the NASDAQ Stock Market, the exchange on which our common stock is listed.  In making the determination of the independence of our directors, the Board of Directors considered all known transactions in which we and any director had any interest, including any discussed under “Certain Relationships and Related Transactions” below.

The corporate governance rules of the NASDAQ Stock Market require that our independent directors must meet in regularly scheduled executive sessions held at least twice a year at which only independent directors are present.  General McPeak, the Lead Director of the Board of Directors, presides at these sessions. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

Board of Directors Meetings and Attendance

During fiscal 2010, the Board of Directors held 0 meetings.  No director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board of Directors and committees, if any, on which each director served.  The Board of Directors approved certain actions by unanimous written consent 23 times during fiscal 2010.

Annual Meeting Attendance

Our common stock is listed on the NASDAQ Global Market.  Rules of the NASDAQ Stock Market require that we hold an annual meeting of shareholders no later than one year after the end of our fiscal year.  We do not have a policy requiring Board members to attend the annual meeting of shareholders, but we encourage them to do so.  Three members of our Board of Directors attended our last special meeting of shareholders.

Communications with Directors

Shareholders may communicate at any time with any of our directors, our independent directors as a group, or the entire Board by writing to them at Miller Petroleum, Inc., Attention: Corporate Secretary, 3651 Baker Hwy, Huntsville, TN  37756 by faxing a communication to (865) 691-8209.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Compliance with Section 16(a) of the Exchange Act

During fiscal 2010, our common stock was registered pursuant to Section 15(d) of the Securities Exchange Act of 1934.  Therefore, our officers and directors were not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.

BOARD COMMITTEES

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance committees.  Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a written charter. The charters are available on our website at www.millerenergyresources.com.  Messrs. Miller, Boruff, and Hall, who are not independent directors, are not members of any committee of our Board of Directors.  Mr. Turkleson, having just joined the Board in January 2011, has not yet been appointed to any committees.  Information concerning the current membership and function of each committee is as follows:

Board of Directors Committee Membership

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member
Herman E. Gettelfinger		√	√
Charles M. Stivers	√1	√
David J. Voyticky		√1
Jonathan S. Gross	√		√1
Merrill A. McPeak	√		√

1           Denotes Chairperson.

Audit Committee.  The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:

•           the integrity of our financial statements;
•           our compliance with legal and regulatory requirements; and
•           the qualifications and independence of our independent registered public accountants.

The Audit Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the NASDAQ Stock Market rules.  Mr. Voyticky was a member of the Audit Committee from April 26, 2010 until August 27, 2010, at which time he resigned from the Audit Committee.  Mr. Gross replaced Mr. Voyticky as the third member of the Audit Committee on August 27, 2010.  The Board has determined that Mr. Stivers, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the SEC. The report of the committee is included in this proxy statement.  During fiscal 2010, the Audit Committee held four meetings.

Compensation Committee. This Compensation Committee is responsible for overseeing our compensation programs and practices, including our executive compensation plans and incentive compensation plans, as well as the compensation of our Chief Executive Officer.  The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for the other executive officers.  Although the committee’s charter authorizes the committee to retain an independent consultant, no third party compensation consultant was engaged for fiscal 2010.  The Compensation Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the NASDAQ Stock Market rules.  During fiscal 2010, the Compensation Committee held one meeting.

The Compensation Committee analyzes on an annual basis the actual or anticipated effect (including, as appropriate, a deterrent effect) that our compensation policies and practices have had or may have on our employees with respect to creating any excessive and undesirable risk-taking in the performance of their duties for us. The Compensation Committee then makes a determination, on an annual basis, as to whether any of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. At its meeting held on January 17, 2011, the Compensation Committee determined that our current compensation policies and practices do not create any such risks.

The Compensation Committee seeks to discourage and deter inappropriate risk taking through the compensation programs it adopts and implements for our named executive officers and our employees generally. We believe that the compensation-related programs employed by us are consistent with those objectives and align our employees’ incentives for risk taking with the best long-term best interests of our shareholders. These programs provide a holistic approach to compensation that provides a mix of fixed and variable compensation, with the variable component impacting both short-term cash compensation and long-term equity compensation. Program features, such as stock ownership guidelines and limits on the payout of variable compensation provide additional balance between risk and reward.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee:

•	recommends the slate of director nominees for election to our Board of Directors;
•	identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings;
•	reviews the composition of Board committees; and
•	monitors compliance with, reviews, and recommends changes to our various corporate governance policies and guidelines.

The committee also prepares and supervises the Board’s annual review of director independence and the Board’s annual self-evaluation. The Nominating and Corporate Governance Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the NASDAQ Stock Market rules.  The Nominating and Corporate Governance Committee held one meeting in fiscal 2010.

A majority of the persons serving on our Board of Directors must be “independent”. Thus, the committee has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The committee also reviewed transactions and relationships between directors or their affiliates and members of our senior management or their affiliates.  As a result of this review, the committee affirmatively determined that each of Messrs. Gettelfinger, Gross, McPeak, and Stivers are independent.  Mr. Voyticky was considered independent and is currently considered independent; however, the Board anticipates that his consulting arrangement with us will render him not independent at a future date. Therefore, on January 17, 2011 our Board appointed Mr. Turkleson to the Board, both so that we would continue to have a majority of independent directors on our Board if Mr. Voyticky can no longer be considered independent, and to avail ourselves of his significant experience in the oil and gas industry.

The committee considers all qualified candidates for our Board of Directors identified by members of the committee, by other members of the Board of Directors, by senior management and by our shareholders. The committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance.  Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.  In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, equity ownership in our company and independence.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders, members of the Board of Directors and members of senior management. Based on its assessment of each candidate, the committee recommends candidates to the Board. However, there is no assurance that there will be any vacancy on the Board at the time of any submission or that the committee will recommend any candidate for the Board.

Shareholder nominations

Shareholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the committee for appropriate consideration.  It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the company to consider director candidates recommended by shareholders who appear to be qualified to serve on the company’s Board of Directors.  The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.  To submit a recommendation of a director candidate to the Nominating and Corporate Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of our company at our main office:

1.           The name and address of the person recommended as a director candidate;

2.           All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.           The written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

4.           As to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a record holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

5.           A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Director Qualification

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend to the Board, and for the Board to conclude at its meeting on January 14, 2011, that the individual should be serving as a director of our company.

Deloy Miller – Mr. Miller has extensive experience as a seasoned gas and oil professional. our company.  Mr. Miller has more than 40 years of experience in the drilling and production business in the Appalachian basin, extensive geological knowledge of Tennessee and Kentucky, training in the reading of well logs, and particular familiarity with our operations as our founder, former Chief Executive Officer, and current Chief Operating Officer.

Scott M. Boruff – Mr. Boruff has experience in the financial industry, specializing in investment banking consulting services that included structuring of direct financings, recapitalizations, mergers and acquisitions and strategic planning with an emphasis in the gas and oil field.

David M. Hall – Mr. Hall has a comprehensive knowledge of our Alaskan operations, with nearly 20 years of experience with our Alaskan assets, together with engineering expertise in which he trained as both an electrical engineer and industrial engineer.

Herman E. Gettelfinger – Mr. Gettelfinger has over 35 years of experience in the gas and oil drilling and exploration business including as co-owner and President of Kelso Oil Company, one of East Tennessee’s largest distributors of motor oils, fuels and lubricants to the industrial and commercial market.

Jonathan S. Gross – Mr. Gross has 29 years of experience in domestic and international oil and gas exploration and education and is trained as a geologist.  Mr. Gross has experience in both onshore and offshore basins in several parts of the world, has held various positions in several energy companies and is a geologist.

Merrill A. McPeak – General McPeak has extensive experience in management consulting and a successful military career, including his position  as Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff, during which time he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad and advised the Secretary of Defense, the National Security Council and the President of the United States.  General McPeak currently serves or has served in the past on the Board of Directors of a number of publicly traded companies.

Charles M. Stivers – Mr. Stivers, a certified public accountant, has over 18 years of experience in accounting and over 12 years of experience within the energy industry.  Mr. Stivers owns and operates an accounting firm that specializes in the oil and gas industry with clients in eight different states.

David J. Voyticky – Mr. Voyticky has over 15 years of domestic and international mergers and acquisitions, restructuring and financing experience and education and training, with experience as an independent consultant to companies in the middle market on value maximization strategies, providing strategic and capital markets advice to high growth businesses.

Don A. Turkleson – Mr. Turkleson, a certified public accountant, has over 35 years of accounting and financial experience in the oil and gas industry.  He currently serves as Chief Financial Officer for Laurus Energy, Inc. and has served as CFO for Cheniere Energy, Inc.

In addition to the each of the individual skills and background described above, the Nominating and Corporate Governance Committee and our Board also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Compensation of Directors

Members of our Board of Directors who are also executive officers of our company do not receive any compensation for their services as a member of the Board of Directors.

Messrs. Miller, Boruff, and Hall do not receive any compensation for their services as members of our Board of Directors.  Mr. Graham did not receive any compensation for his services as a member of the Board of Directors.  The following table provides information concerning the compensation paid to our independent directors for their services as members of our Board of Directors for fiscal 2010.  The information in the following table excludes any reimbursement of travel and lodging expenses which we may have paid.

Director Compensation
Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Option awards ($) (d)1	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other compensation ($) (g)	Total ($) (h)

Herman Gettelfinger 1	-	-	-	-	-	-	-
Jonathan Gross 2	-	-	-	-	-	-	-
Merrill A. McPeak 3	-	-	-	-	-	-	-
Charles Stivers 4	-	-	-	-	-	-	-
David J. Voyticky 5	-	-	-	-	-	-	-

1           Mr. Gettelfinger was granted options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $5.94 per share, of which options to purchase 33,333 shares vest on April 27, 2011, options to purchase an additional 33,333 shares vest on April 27, 2012 and options to purchase the remaining 33,334 shares vest on April 27, 2013.

2           Mr. Gross was granted options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $5.94 per share, of which options to purchase 66,667 shares vest on April 27, 2011, options to purchase an additional 66,667 shares vest on April 27, 2012 and options to purchase the remaining 66,666 shares vest on April 27, 2013.

3           General McPeak was granted options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $5.94 per share, of which options to purchase 66,667 shares vest on April 27, 2011, options to purchase an additional 66,667 shares vest on April 27, 2012 and options to purchase the remaining 66,666 shares vest on April 27, 2013.

4           Mr. Stivers was granted options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $5.94 per share, of which options to purchase 33,333 shares vest on April 27, 2011, options to purchase an additional 33,333 shares vest on April 27, 2012 and options to purchase the remaining 33,334 shares vest on April 27, 2013.

5           Mr. Voyticky was granted options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $5.94 per share, of which options to purchase 66,667 shares vest on April 27, 2011, options to purchase an additional 66,667 shares vest on April 27, 2012 and options to purchase the remaining 66,666 shares vest on April 27, 2013.

On July 28, 2010 General McPeak and Messrs. Voyticky and Gross were each granted 10 year options to purchase 100,000 shares of our common stock with an exercise price of $4.98 per share as additional compensation for their services during our current fiscal year. The options, which vest one third, in arrears, were granted under our 2010 Stock Plan.

Audit Committee Report

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

With respect to fiscal 2010, in addition to its other work, the Audit Committee:

•
Reviewed and discussed with management and Sherb & Co., L.L.P., our independent registered public accounting firm, our audited consolidated financial statements as of April 30, 2010 and the year then ended;

•
Discussed with Sherb & Co., L.L.P., the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

•
Received from Sherb & Co., L.L.P., written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. In addition, the Audit Committee discussed with Sherb & Co., L.L.P., its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in the fiscal 2010 Form 10-K for filing with the SEC.

Dated April 30, 2010	Audit Committee of the Board of Directors of Miller Petroleum, Inc.

/s/ Charles Stivers, Chairman
/s/ Merrill McPeak
/s/ David J. Voyticky

Information about our Auditors

The Audit Committee of the Board of Directors appointed Sherb & Co., L.L.P., as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for fiscal 2010 and to report on our consolidated balance sheets, statements of income and other related statements.  Sherb & Co., L.L.P., has served as our independent registered public accounting firm since August 2008.  The Audit Committee charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm.  Under the procedure, the Audit Committee of the Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and tax fees paid to the auditors with respect to fiscal 2010 were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

The following table shows the fees that were billed for the audit and other services provided for the fiscal years indicated.

	2010	2009

Audit Fees	$128,500	$65,000
Audit-Related Fees	0	1,500
Tax Fees	0	0
All Other Fees	0	0
Total	$128,500	$66,500

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with engagements for those years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.  The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

EXECUTIVE OFFICERS

Name	Positions
Scott M. Boruff	President, Chief Executive Officer
Deloy Miller	Chief Operating Officer
Paul W. Boyd	Chief Financial Officer

Executive officers of our company are appointed by the Board of Directors and serve at the pleasure of the Board.

Scott M. Boruff, Age 47.  For information regarding Mr. Boruff, please see “Board of Directors” which appears earlier in this proxy statement.

Deloy Miller, Age 63.  For information regarding Mr. Miller, please see “Board of Directors” which appears earlier in this proxy statement.

Paul W. Boyd, Age 52.  Mr. Boyd has served as our Chief Financial Officer since September 2008. Prior to joining our company, from 2001 until August 2008 Mr. Boyd was Chief Financial Officer and Treasurer of IdleAire Technologies Corporation, a Knoxville, Tennessee company which provides a patented system that enables long haul truck drivers to park their trucks for extended periods of time while still using the heat, air conditioning and many other amenities. From 1999 to 2000 Mr. Boyd was Chief Financial Officer of United States Internet, Inc., a Knoxville, Tennessee company which was a subsidiary of Earthlink Company. From 1996 to 1999 he was Treasurer of Clayton Homes, Inc., a manufacturer of manufactured housing which is a subsidiary of Berkshire Hathaway, Inc. Mr. Boyd received a B.B.A. in Accounting from the University of Houston and is a certified public accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in fiscal 2010 for:

•	our principal executive officer or other individual serving in a similar capacity,
•
our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at April 30, 2010 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at April 30, 2010.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.” The value attributable to any option awards in the following table is computed in accordance with ASC Topic 718. The value of the securities issued reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 assuming the following weighted averages:

Expected life (in years)	3.0
Volatility	221.97%
Discount rate - bond equivalent rate	1.55%
Annual rate of quarterly dividends	0.00

NAME AND PRINCIPAL POSITION (A)	YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS ($) (E)	OPTION AWARDS ($) (F)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (G)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (H)	ALL OTHER COMPENSATION ($) (I)	TOTAL ($) (J)

Scott M. Boruff	2010	260,228	576,547	—	—	—	—	12,640	849,415
President and Chief Executive Officer1	2009	182,755	283,000	20,625	—	—	—	9,059	495,439

Deloy Miller	2010	203,846	—	—	—	—	—	1,161	205,007
Chief Operating Officer2	2009	200,000	—	—	—	—	—	2,244	202,244

Ford Graham	2010	73,077	200,000	—	314,936	—	—	—	588,013
Former President and Vice Chairman3

1           Mr. Boruff has served as our Chief Executive Officer since August 2008 and the terms of his compensation are set forth in his employment agreement which is described later in this section. Mr. Boruff is entitled to a bonus each year equal to 100% of his base salary and 100,000 shares of our common stock if we meet certain revenue and EBITDA milestones. These milestones were met in each of 2010 and 2009. Mr. Boruff’s bonus in 2010 and 2009 included $319,500 and $33,000, respectively, attributable to the value of 100,000 shares of our common stock issued to him. The value of stock awards and option awards in each of 2010 and 2009 represents the value of restricted stock awards and option grants made to him in each of those years under the terms of his employment agreement. All other compensation for both 2010 and 2009 included an auto allowance of $1,000 per month plus $640 and $59, respectively, of compensation derived from personal use of a company vehicle. The amount of Mr. Boruff’s compensation excludes fees paid to Dimirak Securities Corporation, a broker-dealer and member of FINRA, and its related parties under the terms of a Marketing Agreement. Mr. Boruff is a director and owns 49% of Dimirak Securities Corporation. See “Certain Relationships and Related Parties” appearing later in this proxy. Mr. Boruff’s compensation for fiscal 2010 excludes the value of options granted to him in April 2010 which have not yet vested.

2           Mr. Miller served as our Chief Executive Officer from December 1997 to August 2008 and is currently our Chief Operating Officer. All other compensation included $1,161 and $2,244 of compensation derived from personal use of a company vehicle in fiscal 2010 and fiscal 2009, respectively. Mr. Miller’s compensation for fiscal 2010 excludes the value of options granted to him in April 2010 which have not yet vested.

3           Mr. Graham served as our President and Vice-Chairman of our Board of Directors from December 2009 until June 2010. Option awards in 2010 represent the value of 10 year warrants which were immediately exercisable to purchase an aggregate of 1,000,000 shares of our common stock, with warrants to purchase 400,000 shares exercisable at $0.01 per share, warrants to purchase 200,000 shares exercisable at $0.69 per share, warrants to purchase 200,000 shares exercisable at $1.00 per share and warrants to purchase 200,000 shares exercisable at $2.00 per share. Mr. Graham has transferred the $0.01, $1.00 and $2.00 warrants to Vulcan Capital Corporation, a company of which he is a control person. Mr. Graham’s compensation for fiscal 2010 excludes the value of options granted to him in April 2010 which have not yet vested. Because Mr. Graham resigned prior to the vesting of any of these options, these options have lapsed and the shares underlying them have been returned to the pool available for future grants under the terms of our 2010 Stock Plan.

           Employment Agreement with Scott M. Boruff

Effective August 1, 2008, we entered into an employment agreement, as amended in September 2008, with Mr. Boruff pursuant to which Mr. Boruff will serve as our Chief Executive Officer for an initial term of five years, subject to additional one-year renewal periods.  On December 23, 2010, we entered into second amendment to the Employment Agreement with Mr. Boruff.  The changes in the agreement reflect our uplisting to the NASDAQ Stock Market, and the increases in Mr. Boruff’s responsibilities associated with the oversight of new employees hired and the several subsidiaries we acquired in 2009.

The employment agreement as amended and restated on December 23, 2010 provides for:

•  an increase in Mr. Boruff’s base salary,
•  certain payments upon signing, and
•  changes to the structure of Mr. Boruff’s incentive compensation, The new incentive compensation structure, instead of providing certain pre-set benchmarks, tasks the Compensation Committee of the Board of Directors with setting benchmarks annually during the first quarter of the fiscal year.  These benchmarks will be based on performance that is significantly related to our business performance.  An annual incentive opportunity must be provided each year, and should range between 100% to 300% of Mr. Boruff’s base salary.

Upon execution of the December 2010 amendment, Mr. Boruff was awarded a bonus of $500,000, payable in four quarterly installments.  If he should voluntarily terminate his employment with us, he forfeits the right to receive any unpaid installments.  If we should terminate his employment, he is entitled to receive any unpaid installments within 15 days of termination.

Under the terms of the agreement, as amended, Mr. Boruff’s compensation consists of the following:

•
a base salary of $500,000 per annum, effective December 23, 2010.  Previously, his base salary was $250,000 per annum, with provision for cost-of-living increases.  The December 2010 amendment to his employment agreement eliminated the cost-of-living increases,

•
10 year options to purchase 250,000 shares of our common stock at an exercise price per share of $0.33, with vesting in equal annual installments over a period of four years from the grant date, or immediately upon a change of control of our company as described in the agreement,

•
a restricted stock grant of 250,000 shares of common stock, with vesting in equal annual installments over a period of four years from the issuance date, or on an accelerated basis in the event of a change of control of our company also as described in the agreement, and

•
An option to purchase 2,500,000 shares of our common stock exercisable at $6.00 per share, vesting over four years and expiring five years after the date of grant, was granted to Mr. Boruff at signing.  In accordance with NASDAQ Company Rules, the grant of the option is contingent on shareholder approval. See Proposal 4 of this proxy statement.

Mr. Boruff is also entitled to receive certain incentive compensation in the form of cash and shares of our common stock based upon, and subject to, two performance benchmarks, gross revenue and earnings before income taxes, depreciation and amortization (EBITDA), as follows:

•
100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2009 (annualized beginning on the date of the agreement) were not less than $2,000,000 and EBITDA for such period was not less than $200,000,

•	100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2010 are not less than $4,000,000 and EBITDA for such period was not less than $400,000,
•	100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2011 are not less than $8,000,000 and EBITDA for such period was not less than $800,000,
•
100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2012 are not less than $16,000,000 and EBITDA for such period was not less than $1,600,000, and

•
100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2013 are not less than $30,000,000 and EBITDA for such period was not less than $3,000,000.

One half of each element of incentive compensation is earned if the gross revenue benchmark is achieved, and the other half of each element is earned if the EBITDA benchmark is achieved.  Mr. Boruff earned the incentive compensation for each of fiscal 2009 and fiscal 2010.  The equity portion of the incentive awards earnable by Mr. Boruff for fiscal 2011, 2012 and 2013 were not changed by the December 2010 amendment to his employment agreement.  For fiscal 2011, the present value of the cash portion of the annual incentive award earnable as set forth above was estimated to be approximately $260,000 and was when he entered into the December 2010 amendment to his employment agreement.  The cash portion of the annual incentive award earnable for fiscal 2012 and fiscal 2013 was amended as part of the December 2010 amendment to his employment agreement.  The new cash incentive structure will take effect in the first quarter of fiscal 2012, which starts on May 1, 2011, is as follows:

•           The target annual incentive opportunity will not less than 100% of base salary (the "Target Annual Incentive") as in effect at the beginning of the fiscal year (or, if higher, as in effect at the time the Board of Directors or Compensation Committee establishes the annual incentive opportunity), with a maximum annual incentive opportunity of not less than 300% of his base salary, with the Board of Directors or Compensation Committee retaining discretion to specify a threshold annual incentive opportunity and other payout levels for performance ranging between the threshold and target levels of performance or between the target and maximum levels of performance;

•           The Board of Directors or Compensation Committee will specify the performance goals to be achieved as a condition to earning and payout of the Target Annual Incentive and maximum annual incentive, and for other specified levels of payout of the annual incentive opportunity; provided, however that:

•
the performance goals will be based on performance determined by the Board of Directors or Compensation Committee to be significantly related to our business performance (which may include EBITDA (earnings before provision for income taxes, depreciation and amortization), revenues, operating income, stock price or total shareholder return, measures of production, return on capital, or other measures specified by the Board of Directors or Compensation Committee, and

•
the performance goal corresponding to the Target Annual Incentive will be at a level determined by the Board of Directors or Compensation Committee to have at least an approximately even chance of being achieved for the fiscal year;

•           The nature of the performance and the levels of performance triggering payments of the annual incentive compensation for each fiscal year will be established by the Board of Directors or Compensation Committee after consultation with Mr. Boruff, and will be established by the Board of Directors or Compensation Committee and communicated to him not later than the end of the first quarter of such fiscal year;

•           Any annual incentive compensation payable to Mr. Boruff will be paid at times specified under any applicable plan and the Board of Directors or Compensation Committee retains negative discretion with regard to the final payout amount of the annual incentive to the extent specified in any incentive plan governing annual incentive awards for senior executives;

•           For fiscal years beginning in 2011 and thereafter, the annual incentive award will be structured and administered so as to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m), if we then have in effect a shareholder approved compensation plan providing for such performance-based compensation; and

•           The Board of Directors or Compensation Committee may provide for payment of a portion or all of an annual incentive award in the form of shares of our common stock.  With respect to any payout of an annual incentive award in excess of the Target Annual Incentive Award, the common stock may be granted in the form of restricted stock or restricted stock units subject to vesting in annual installments over four years, subject to accelerated vesting in the event of Mr. Boruff’s termination due to death or disability or by us not for cause or upon a change in control.  In addition, the Board of Directors or Compensation Committee may provide Mr. Boruff with an opportunity to elect to receive shares or share units (deferred shares) in lieu of portions of the annual incentive award otherwise payable in cash.

Mr. Boruff is also entitled to a $1,000 per month automobile allowance. The employment agreement, as amended, also provides that Mr. Boruff is entitled to participate in the employee benefit plans, programs and arrangements we have in effect during the employment term which are generally available to our senior executives. The agreement, as amended, also contains indemnification, confidentiality and non-solicitation clauses.

We did not consult with any experts or other third parties in determining the terms of Mr. Boruff’s employment agreement.  The Compensation Committee, however, recommended the terms of the December 2010 amendment to our Board of Directors, after engaging and being advised by a third party executive compensation attorney. The agreement may be terminated by us for cause, as defined in the agreement, or upon his death or disability, or for no cause. In the event the agreement is terminated for either reason, if Mr. Boruff should terminate the agreement for any reason or if the agreement is not renewed, he is only entitled to receive his base salary through the date of termination. We may also terminate the agreement without cause, in which event Mr. Boruff will be entitled to his base salary through the date of termination and, should we terminate the agreement during the initial term, as severance, his base salary for one year. If we should terminate the agreement as a result of a change of control as defined in the agreement, he is entitled to a lump sum payment equal to 2.99 times Mr. Boruff’s then base salary.

           In addition to the compensation payable to him under the terms of his employment agreement, in April 2010 the Compensation Committee of the Board of Directors granted Mr. Boruff options under our stock option plan to purchase 500,000 shares of our common stock with an exercise price of $5.94 per share as additional compensation. These options vest over three years in arrears commencing on April 27, 2011, and are subject to continued employment. The Compensation Committee determined to make this award of additional compensation to Mr. Boruff in recognition of his past performance and a desire to retain him throughout the three year vesting period.

How Mr. Miller's Compensation was Determined

During fiscal 2010 Mr. Miller was not a party to an employment agreement with our company. His compensation is determined by the Chief Executive Officer. The Board considered a number of factors in determining Mr. Miller's compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Board of Directors did not consult with any experts or other third parties in fixing the amount of Mr. Miller's compensation. During each of fiscal 2010 and fiscal 2009, Mr. Miller's compensation package included a base salary of $200,000. We also provide him with a company vehicle. In addition, in April 2010 the Compensation Committee of the Board of Directors granted Mr. Miller options under our 2010 Stock Plan to purchase 350,000 shares of our common stock with an exercise price of $5.94 per share as additional compensation. These options vest over three years in arrears commencing April 27, 2011, and are subject to continued employment. The Compensation Committee determined to make this award of additional compensation to Mr. Miller in recognition of his past performance and a desire to retain him throughout the three year vesting period.

How Mr. Graham’s Compensation was Determined

Mr. Graham served as our President from December 2009 to June 2010. We were not a party to an employment agreement with him, but at the time of his hiring our Board approved annual base compensation of $200,000, a one-time signing bonus of $200,000, a seat on our Board of Directors as Vice-Chairman and other compensation which is customarily paid to our other senior officers. In addition, on December 10, 2009 we granted him 10 year warrants which were immediately exercisable to purchase an aggregate of 1,000,000 shares of our common stock valued at $314,936 as additional compensation. Mr. Graham has transferred certain of the warrants to Vulcan Capital Corporation, a company of which he is a control person. The Board considered a number of factors in determining Mr. Graham’s compensation including the scope of his duties and responsibilities to our company. The Board of Directors did not consult with any experts or other third parties in fixing the amount of Mr. Graham's compensation. In addition, in April 2010 the Compensation Committee of the Board of Directors granted Mr. Graham options under our stock option plan to purchase 100,000 shares of our common stock with an exercise price of $5.94 per share as additional compensation. These options vest over three years in arrears commencing April 27, 2011, and are subject to continued employment. The Compensation Committee determined to make this award of additional compensation to Mr. Graham in recognition of his past performance and a desire to retain him throughout the three year vesting period. Because Mr. Graham resigned prior to the vesting of any of these options, these options have lapsed and the shares underlying them have been returned to the pool available for future grants under the terms of our 2010 Stock Plan.

Severance Agreement with Mr. Graham

In June 2010 Mr. Graham resigned as an executive officer and director of our company. Following his resignation we entered into a Separation Agreement and General Release with Mr. Graham pursuant to which he will receive six month’s salary as severance and he will be entitled to retain the warrants to purchase 1,000,000 shares of our common stock with exercise prices ranging from $0.01 per share to $2.00 per share granted to him when he joined our company in December 2009. The options to purchase an additional 100,000 shares of our common stock at an exercise price of $5.94 per share granted in April 2010 were contingent upon continued service and will, accordingly, terminate. The Separation Agreement and General Release contains continuing indemnification and confidentially provisions and a general release to us from Mr. Graham.

How Mr. Boyd’s Compensation was Determined

Mr. Boyd, who served as our Chief Financial Officer since September 2008, was not a party to an employment agreement with our company during fiscal 2010. His compensation is determined by our Chief Executive Officer who considered a number of factors in determining Mr. Boyd's compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. We did not consult with any experts or other third parties in fixing the amount of Mr. Boyd's compensation. During each of fiscal 2010 and fiscal 2009, Mr. Boyd’s compensation package included a base salary and an automobile allowance of $500 per month. At the time he joined our company we granted Mr. Boyd two year options to purchase 250,000 shares of our common stock at an exercise price of $0.40 per share, of which options to purchase 125,000 shares vested on the date of grant and the remaining options vested on March 31, 2010. In addition, in February 2010 our Board granted Mr. Boyd five year options to purchase 25,000 shares of our common stock at an exercise price of $2.52 per share which vested on May 19, 2010. In addition, in April 2010 the Compensation Committee of the Board of Directors granted Mr. Boyd options under our 2010 Stock Plan to purchase 350,000 shares of our common stock with an exercise price of $5.94 per share as additional compensation. These options vest over three years in arrears commencing April 27, 2011, and are subject to continued employment. The Compensation Committee determined to make this award of additional compensation to Mr. Boyd in recognition of his past performance and a desire to retain him throughout the three year vesting period. Mr. Boyd’s total compensation for 2010 was $165,368.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of April 30, 2010:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of Securities Underlying Unexercised options (#) unexercisable (c)	Equity Incentive plan awards: Number of Securities Underlying Unexercised Unearned options (#) (d)	Option Exercise price ($) (e)	Option Expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($)1 (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)1 (j)

Scott M. Boruff	62,500	187,500	—	0.33	8/1/2018	187,500	1,083,750	—	—
						300,000	1,734,000	50,000	289,000

Deloy Miller	—	—	—	—	—	300,000	1,734,000	50,000	289,000

Ford Graham2	1,000,000		100,000	5.94	4/27/20

1           Based upon the closing price of our common stock of $5.78 on April 30, 2010.

2           Mr. Graham resigned as an executive officer and director of our company on June 25, 2010. Under the terms of the severance arrangement with Mr. Graham in June 2010, he retained the warrants to purchase 1,000,000 shares granted in December 2009 but the rights to the 100,000 options which had not yet vested terminated.

2010 Stock Plan

           Plan Administration

The Compensation Committee has full authority to administer the Miller Petroleum, Inc. Stock Plan (“2010 Plan”) including determining recipients of awards and the amount and type of awards. The Compensation Committee has the discretionary authority to interpret the 2010 Plan, to amend, waive or extend any provision or unit of any award, to approve the forms of agreement for use under the 2010 Plan and to otherwise supervise the administration of the 2010 Plan. While reference is made to the power and authority of the Compensation Committee throughout this discussion of the 2010 Plan, in all situations or circumstances the Board of Directors may supersede any of its committees.

           Limits on Plan Awards

The Board has reserved a maximum of 3,000,000 shares of common stock for issuance under the 2010 Plan. A participant may receive multiple awards under the 2010 Plan.

Shares delivered under the 2010 Plan will be authorized but unissued shares of our common stock. To the extent that any award payable in shares is forfeited or an award otherwise terminates or expires without the issuance of shares or vesting of restricted stock units, the shares covered thereby may again be made subject to awards under the 2010 Plan unless the participant who had been awarded those shares had already received dividends or other benefits of ownership with respect to those shares, but will be counted against that calendar year’s limit with respect to a given participant.

           Eligibility and Participation

The Compensation Committee has the discretion to designate participants under the 2010 Plan. Awards may be granted under the 2010 Plan to our employees and employees of our direct or indirect subsidiaries, and to any director, or member of an advisory panel to the Board who renders bona fide services to that is not in connection with the offer and sale of our securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for our securities. We will only grant incentive stock options to our employees including employees of any of our indirect or direct subsidiaries.

           Types of Plan Awards

The Compensation Committee may grant the following types of awards under the 2010 Plan.

Stock Options. Options to purchase shares of our common stock may be granted alone or in connection with other awards under the 2010 Plan. Options granted under the 2010 Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of any stock option granted under the 2005 Plan may not be less than the fair market value of the shares of common stock at the date of grant. Further, in the event that an employee would otherwise be ineligible to receive an incentive stock option by reason of Code Sections 422(b)(6) or 424(d), the price of the shares intended to be incentive stock options may not be less than 110% of the fair market value of the shares of common stock at the date of grant. The exercise price is payable in cash or by certified check, in certain cases in shares of our common stock, or as otherwise permitted by the Compensation Committee.

The Compensation Committee determines the terms of each option at the time of the grant. Generally, the Compensation Committee has discretion to provide for an exercise term of up to 10 years or, with respect to an incentive stock option, five years in the case of a participant who on the date of grant owns more than 10% of our outstanding voting stock. The Compensation Committee may specify at or after the date of grant the time or times at which, and in what proportions, an option becomes vested and exercisable. Generally, options may be exercised commencing on or after the date of grant and ending on the expiration or termination of the option. Vesting may be based on the continued service of the participant for specified time periods or on the company attaining specified performance goals or both.

If the participant is not vested as to his or her entire option at the time the participant terminates employment or is terminated as an employee, the unvested portion of the option will revert to the plan. If, after termination, the participant does not exercise his or her option within the time specified in the relevant agreement governing the option, the option will terminate and the shares will revert to the plan.

Restricted Stock. The Compensation Committee may also grant awards of common stock subject to restrictions. Awards of common stock granted under the 2010 Plan may be granted alone or in connection with other awards under the 2010 Plan. Restricted stock represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements. Vesting requirements may be based on the continued service of the participant for specified time periods or on the company or the person, or both, attaining specified performance goals. Dividends or other distributions may be paid on shares of restricted stock. Recipients of restricted stock may have the same rights as our shareholders, including all voting and dividend rights.

Adjustments for Corporate Changes

In the event of a recapitalization, reclassification, stock split, combination, exchange, dividend or other distributions payable in capital stock, or other change in our corporate structure, we will adjust the number, kind and, with respect to options, the exercise price of, shares available for grant.

           Term, Amendment and Termination

The Compensation Committee may, from time to time, amend or terminate the 2010 Plan. No amendment or modification of the 2010 Plan will adversely affect any outstanding award previously granted.

           Plan Benefits

Future benefits under the 2010 Plan are not currently determinable.

           U.S. Tax Treatment of Awards

Incentive Stock Options.  An incentive stock option results in no taxable income to the optionee or a deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise for the longer of two years from the date of grant or one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”) then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options.  A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will at that time realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.  The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term capital gain (or loss), depending upon the holding period of the shares.

Other Awards.  Recipients of restricted stock are generally subject to ordinary income tax at the time the restrictions lapse on the shares, unless the recipient elects to accelerate recognition as of the date of grant. Recipients of unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, we will generally be entitled to a corresponding tax deduction at the same time the participant recognizes ordinary income.

PRINCIPAL SHAREHOLDERS

At January 18, 2011, we had [38,409,751] shares of common stock issued and outstanding. The following table sets forth information known to us as of January 18, 2011 relating to the beneficial ownership of shares of our common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each director and nominee;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 3651 Baker Hwy, Huntsville, TN  37756. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the that date, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	# of Shares Beneficially Owned	% of Class
Deloy Miller 1	4,529,888	11.8%
Scott M. Boruff 2	3,799,474	9.9%
Paul W. Boyd 3	275,000	*
David M. Hall 4	1,033,450	2.6%
Herman Gettelfinger 5	729,901	1.9%
Jonathan Gross 6	-	-
Merrill McPeak 7	20,000	*
Charles Stivers 8	-	-
David J. Voyticky 9	-	-
Don A. Turkleson	-	-
All named executive officers, directors and director nominees as a group (ten persons) (1, 2, 3, 4, 5, 6, 7, 8 9 and 10)	8,320,362	21.1%

———————

*           represents less than 1%

1           The number of securities beneficially owned by Mr. Miller excludes options to purchase 300,000 shares of our common stock underlying options exercisable at $5.94 and 50,000 shares of our common stock underlying options exercisable at $6.53 which have not yet vested.

2           The number of securities beneficially owned by Mr. Boruff includes options to purchase 125,000 shares of our common stock with an exercise price of $0.33 per share but excludes options to purchase 450,000 shares of our common stock with an exercise price of $5.94 per share, options to purchase 50,000 shares of our common stock with an exercise price of $6.53 per share which have not yet vested, options to purchase 125,000 shares of our common stock with an exercise price of $0.33 per share which have not yet vested, and options to purchase 2,500,000 shares of our common stock with an exercise price of $6.00 per share which have not yet vested.

3           The number of securities beneficially owned by Mr. Boyd includes options to purchase 250,000 shares of our common stock with an exercise price of $0.40 per share and options to purchase 25,000 shares of our common stock with an exercise price of $2.52 but excludes options to purchase 350,000 shares of our common stock with an exercise price of $5.94 per share which have not yet vested.

4            The number of securities beneficially owned by Mr. Hall includes a warrant to purchase 711,000 shares of our common stock with an exercise price of $1.00, but excludes options to purchase 100,000 shares of our common stock with an exercise price of $5.94 per share, and a warrant to purchase 480,000 shares of our common stock at an exercise price of $2.00 which have not yet vested.

5           The number of securities beneficially owned by Mr. Gettelfinger excludes options to purchase 100,000 shares of our common stock with an exercise price of $5.94 per share which have not yet vested.

6           The number of securities beneficially owned by Mr. Gross excludes options to purchase 200,000 shares of our common stock with an exercise price of $5.94 per share and options to purchase 100,000 shares of our common stock with an exercise price of $4.98 per share which have not yet vested.

7           The number of securities beneficially owned by General McPeak excludes options to purchase 200,000 shares of our common stock with an exercise price of $5.94 per share and options to purchase 100,000 shares of our common stock with an exercise price of $4.98 per share which have not yet vested.

8           The number of securities beneficially owned by Mr. Stivers excludes options to purchase 100,000 shares of our common stock with an exercise price of $5.94 per share.

9           The number of securities beneficially owned by Mr. Voyticky excludes options to purchase 200,000 shares of our common stock with an exercise price of $5.94 per share and options to purchase 100,000 shares of our common stock with an exercise price of $4.98 per share which have not yet vested.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of April 30, 2010.

	Number of securities to be issued upon exercise of Outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category

Plans approved by our shareholders:
Miller Petroleum, Inc. Stock Plan	2,625,000	$5.94	375,000

Plans not approved by shareholders:
Warrants granted to Ford F. Graham in December 2009	1,000,000	$0.74	n/a
Warrants granted to employee in January 2010	100,000	$2.00
Warrants granted to employees in February 2010	150,000	$2.52
Employment agreement with Scott M. Boruff	125,000	$0.33	125,000
Option agreement with Paul W. Boyd	125,000	$0.40	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time our company provides service work on oil and gas wells owned by Mr. Gettelfinger, a member of the Board of Directors, and his wife. The terms and pricing are the same as to third parties. At each of April 30, 2010 and 2009 Mr. and Mrs. Gettelfinger owed us $30,956 and $4,388, respectively.

Historically we engaged the accounting firm owned by Mr. Stivers, a member of our Board of Directors, to prepare our tax returns. At April 30, 2010 we owed his firm $0.

In August 2010 we entered into a consulting arrangement with the Matrix Group International, Inc. (“MGII”), an entity through which Mr. David Voyticky, a member of our Board of Directors, has provided consulting services to us.  MGII provides advice to us in areas related to financing and fundraising.  The arrangement provides that MGII will not invoice us for more than $20,000 in consulting fees in any one month.  We agreed to reimburse MGII for out of pocket expenses incurred in rendering the services to us.  At December 31, 2010, we had accrued compensation under this arrangement of $120,000.  Prior to our entry into this arrangement, Mr. Voyticky stepped down from his position as a member of the Audit Committee of the Board of Directors.

In April 2010 we entered into a consulting agreement with Jexco LLC, an entity owned by Mr. Jonathan Gross a member of our Board of Directors. Under the terms of this agreement, Mr. Gross’ firm provides advice to us in areas related to geological and geophysical activities of our Alaskan assets. The agreement was for a term of 30 days which can be extended upon the consent of the parties. As compensation for the services, we agreed to pay a fee of $250 per hour for work performed in the Houston metropolitan area and a fee of $2,500 per day for work performed outside of the Houston metropolitan area. We agreed to reimburse Jexco LLC for out of pocket expenses incurred in rendering the services to us. At April 30, 2010 we had accrued compensation under this agreement of $14,079.  All work performed under this agreement was completed prior to Mr. Gross joining our Board of Directors.

On August 1, 2009 we entered into a Marketing Agreement with The Dimirak Companies, an affiliate of Dimirak Financial Corp. and Dimirak Securities Corporation, a broker-dealer and member of FINRA. Mr. Boruff, our CEO, is a director and 49% owner of Dimirak Securities Corporation. Under the terms of this agreement, we engaged The Dimirak Companies to serve as our exclusive marketing agent in a $20 million of income fund and a $25 million drilling offering, which included the Miller Energy Income 2009-A, LP (“MEI”) offering described below. The term of the agreement will expire upon the termination of the offerings. We agreed to pay The Dimirak Companies a monthly consulting fee of $5,000, a marketing fee of 2% of the gross proceeds received in the offerings or within 24 months from the expiration of the term of the agreement, a wholesaling fee of 2% of the proceeds and a reimbursement of pre-approved expenses. The agreement contains customary indemnification, non-circumvention and confidentiality clauses. During fiscal 2010 we paid The Dimirak Companies and their affiliates a total of $25,468 under the terms of this agreement.

Transactions with MEI

In 2009 we formed both Miller Energy GP and MEI. MEI was organized to provide the capital required to invest in various types of oil and gas ventures including the acquisition of oil and gas leases, royalty interests, overriding royalty interests, working interests, mineral interests, real estate, producing and non-producing wells, reserves, oil and gas related equipment including transportation lines and potential investments in entities that invest in such assets except for other investment partnerships sponsored by affiliates of MEI.

Between August 2009 and April 2010 MEI sold 61.35 units of securities in a private placement resulting in gross proceeds to it of $3,067,500. Each unit consisted of a $50,000 limited partnership interest in MEI, together with 25,000 shares of our common stock and a five year warrant to purchase an additional 25,000 shares of our common stock with an exercise price of $1.00 per share. If purchasers did not subscribe for a full unit, the unit did not include our securities. We issued a total of 1,329,250 shares of our common stock and common stock purchase warrants to purchase an additional 1,329,250 shares of our common stock.  MEI paid Dimirak Securities Corporation, a related party, $74,345 in connection with this offering.

Between November 2009 and December 2009 we borrowed an aggregate of $2,730,444 from MEI under the terms of four year secured promissory notes. Interest is payable at the rate of 12% per annum, with interest only payments due monthly. In May 2010 we borrowed an additional $350,000 under the same terms and conditions. In connection with these loans, we granted MEI a first priority security interest in oil and gas drilling equipment owned by us. Pursuant to the terms of an escrow agreement, a third-party escrow agent has been retained to hold the certificates of title for the collateral to which title is evidenced by a certificate. The remaining equipment is subject to a financing statement that has been filed with the Tennessee Secretary of State. We used the proceeds from these loans for general corporate purposes including reducing outstanding debt and to partially fund the Alaska transaction.

There are no assurances that the terms of the transactions with the related parties are comparable to terms we could have obtained from unaffiliated third parties.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine individuals, though our by-laws allow the Board to increase or decrease the number of directors.  Pursuant to our by-laws, our directors are elected annually by the shareholders for terms of one year.

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Messrs. Deloy Miller, Scott M. Boruff, David M. Hall, Jonathan S. Gross, Merrill A. McPeak, Charles M. Stivers, David J. Voyticky, and Herman E. Gettelfinger for re-election, and Don Turkleson for election, as directors to hold office until the 2011 annual meeting of shareholders or until their successors have been duly elected and qualified.  Biographical information concerning Messrs. Miller, Boruff, Hall, Gross, McPeak, Stivers Voyticky, Gettelfinger, and Turkleson appears earlier in this proxy statement under “Board of Directors.”  In the event any of Messrs. Miller, Boruff, Hall, Gettelfinger, Gross, McPeak, Voyticky, Stivers, or Turkleson are unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person(s) as the Board of Directors may recommend.  The Board has no reason to believe that any of Messrs. Miller, Boruff, Hall, Gettelfinger, Gross, McPeak, Voyticky, Stivers, or Turkleson will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF SHERB & CO., L.L.P.

The Audit Committee has appointed Sherb & Co., L.L.P. as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending April 30, 2011. Representatives of Sherb & Co., L.L.P will be present in person or by telephonic conference call at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.  Although shareholder ratification of the appointment of our independent auditor is not required by our by-laws or otherwise, we are submitting the selection of Sherb & Co., L.L.P to our shareholders for ratification to permit shareholders to participate in this important corporate decision.  If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SHERB & CO., L.L.P.

PROPOSAL 3

ADOPTION OF THE 2011 EQUITY COMPENSATION PLAN

On January 17, 2011, our Board of Directors approved the 2011 Equity Compensation Plan (the “2011 Plan”), and recommended the adoption of the 2011 Plan by our shareholders. The 2011 Plan will reserve 8,250,000 shares of our common stock for delivery pursuant to the terms of the plan in connection with stock options, stock appreciation rights, restricted stock awards and other stock-based awards.

The 2011 Plan provides for the grant of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”), restricted stock, other stock-based awards (such as, for example, restricted stock units) and cash incentive awards. The terms and provisions of the 2011 Plan are summarized below, which summary is qualified in its entirety by reference to the 2011 Plan, a copy of which is attached as Appendix A to this proxy statement.

The purpose of the 2011 Plan is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent.  Grants to be made under the 2011 Plan may be made to our employees, our executive officers and members of our Board of Directorsand consultants.  The recipient of any grant under the 2011 Plan, and the amount and terms of a specific grant, will be determined by the Compensation Committee.

On December 23, 2010 in connection with the amendment to Mr. Boruff’s employment agreement, our Board of Directors, subject to shareholder approval of the 2011 Plan, authorized a grant of 2,500,000 NSOs to Mr. Boruff, exercisable at $6.00 per share, vesting over four years and expiring five years after the date of grant. The exercise price of the stock options was 29% above the closing price of our common stock on the grant date.  Except for this grant, no grants of awards have been made or will be made under the 2011 Plan prior to the approval of the 2011 Plan by our shareholders.  If the 2011 Plan is not approved at the annual meeting, the 2011 Plan will terminate and the contingent stock option grant under the 2011 Plan will be cancelled.

Reasons for Shareholder Approval

We seek approval of the 2011 Plan by shareholders in order to (i) meet requirements of the NASDAQ Stock Market LLC, and (ii) preserve our ability to claim federal tax deductions for certain performance-based compensation awarded to executive officers under the 2011 Plan, including stock options.  In addition, the Board regards shareholder approval of the 2011 Plan as desirable and consistent with corporate governance best practices.

Internal Revenue Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year that is paid to the chief executive officer and up to three other most highly compensated executive officers (other than the chief financial officer) serving on the last day of the fiscal year.  However, “performance-based” compensation that meets certain requirements described in Section 162(m) and related regulations is not counted against the $1 million deductibility cap, and therefore remains fully deductible by the employer.  For purposes of Section 162(m), approval of the 2011 Plan will be deemed to include approval of the general business criteria set forth in it upon which performance objectives for awards are based, described below under the caption “Performance-Based Awards.”  Shareholder approval of these general business criteria will permit qualification of such performance-based compensation for full federal tax deductibility for a period of approximately five years under Section 162(m).  Shareholder approval of the performance goal inherent in stock options and stock appreciation rights (i.e., increases in the market price of Common Stock) is not subject to a time limit under Section 162(m).  Shareholder approval of the 2011 Plan also will be deemed to include approval of the eligibility and per-person award limitations, which are deemed material terms of a plan under Section 162(m).

In addition, shareholder approval will permit designated stock options to qualify as “incentive stock options”  under the Internal Revenue Code.  Such qualification can give the holder of the ISOs more favorable tax treatment, as explained below under “Summary of Federal Income Tax Consequences.”

Administration and Eligibility

The 2011 Plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee will determine, from time to time, those of our employees, officers, directors or consultants to whom options, stock appreciation rights, restricted stock, other stock-based awards or cash incentive awards will be granted, the terms and provisions of each such grant, the dates such grants will become exercisable or be settled, the number of shares subject to each equity grant, the exercise price or base price of awards (where applicable), vesting and performance terms and conditions, and all other terms and conditions, subject to the specific requirements of the 2011 Plan.  All other questions relating to the administration of the 2011 Plan and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Compensation Committee.

Currently, approximately 55 employees and six non-employee directors would be potentially eligible for awards under the 2011 Plan.  The limited number of consultants potentially eligible to participant in the 2011 Plan is not currently determinable.

Shares Reserved under the 2011 Plan

The 2011 Plan would reserve 8.25 million shares of our common stock for delivery under equity-based awards.

Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture, provided that, in the case of an option or stock appreciation right, upon exercise for shares the gross number of shares underlying the award will be deemed delivered to the participant.  Accordingly, (i) to the extent that an award, in whole or in part, is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to us will be deemed not to have been delivered under the 2011 Plan but will be deemed to remain available under the Plan; and (ii) shares that are withheld from an award other than an option or stock appreciation right in payment of the exercise price or taxes will remain available under the 2011 Plan.  The Committee may determine that awards may be outstanding that relate to more shares than the aggregate remaining available under the 2011 Plan so long as awards will not in fact result in delivery and vesting of shares in excess of the number then available under the 2011 Plan.

Amendment and Termination of the 2011 Plan and Equity Awards

The Board may amend, suspend, discontinue, or terminate the 2011 Plan or the Committee's authority to grant awards thereunder without shareholder approval, except as required by law or regulation or under applicable NASDAQ Marketplace Rules or rules of any stock exchange on which the common stock may then be listed.  NASDAQ Marketplace Rules require shareholder approval of material modifications to plans such as the 2011 Plan, including increases in the number of shares reserved for awards.  Under these rules, however, shareholder approval will not necessarily be required for all amendments which might increase the cost of the 2011 Plan or broaden eligibility.  The Committee is authorized to amend the 2011 Plan, to the extent within the scope of its authority under its charter, subject to the same restrictions that apply to the Board.  Unless earlier terminated, the authority of the Committee to make grants under the 2011 Plan will terminate ten years after the effective date of the 2011 Plan, and the 2011 Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding award.

Grants under the 2011 Plan

Plan options under the 2011 Plan may either be options qualifying as ISOs under Section 422 of the Internal Revenue Code, or options that do not so qualify which are known as NSOs. Any option granted under the 2011 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.  Options may be exercised by payment of the exercise price in cash or, if permitted by the Committee, shares having a fair market value equal to the exercise price.  This may include withholding of option shares to pay the exercise price.  The Committee also is permitted to establish procedures for broker-assisted cashless exercises.

Stock appreciation rights may be granted under the 2011 Plan.  Such awards entitle a holder to receive, upon exercise, the “spread” between the exercise-date fair market value of a share of common stock and the “base price” specified for the SAR, with payment in either cash or shares as determined by the Committee.  The base price must be at least 100% of the fair market value of the underlying shares on the date of grant.

The maximum term of options and stock appreciation rights is ten yeas from the date of grant.

Full-value awards that may be granted under the 2011 Plan include restricted stock and other stock-based awards.  Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock.  Typically, other stock-based awards are contractual commitments to deliver shares at a future date, subject to specified conditions such as service requirements or performance conditions.  These types of awards may be designated as restricted stock units.

The 2011 Plan also authorizes cash incentive awards.  We intend to implement annual incentive awards to executive officers under this authorization, in order that amounts earned under the awards will be fully tax deductible by the Company.

The Committee has discretion in setting the vesting schedule of options, stock appreciation rights, restricted stock, other stock-based awards, and cash incentive awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options and stock appreciation rights, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. At January 14, 2011, the closing price of our common stock on the Nasdaq Stock Market was $5.42.

Per-Person Award Limitations.

The 2011 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given fiscal year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m).  Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2011 Plan relating to more than his or her "Annual Limit".  The Annual Limit equals 3.0 million shares plus the amount of the participant's unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events.  In the case of cash-denominated awards, the 2011 Plan limits the granting of such awards so that they do not authorize the earning by a participant during any fiscal year in excess of the participant's defined Annual Limit, which for this purpose equals $6 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year.  The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa.  These limits apply only to awards under the 2011 Plan, and do not limit our ability to enter into compensation arrangements outside of the 2011 Plan.

Performance-Based Awards.

The Committee may grant performance awards, which may be awards of a specified cash amount or may be share-based awards.  Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee.  If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m), the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

●	net sales or revenues;
●	oil or gas production, or increases in proven reserves, or other measures of discovery or recovery of oil, gas and other natural resources;
●	earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;
●	net income or net income per common share (basic or diluted);
●	return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;
●	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;
●	interest expense after taxes;
●	net economic profit (operating earnings minus a charge for capital) or economic value created;
●	operating margin or profit margin;
●	shareholder value creation measures, including stock price or total shareholder return;
●	dividend payout levels, including as a percentage of net income;
●	expense targets, working capital targets, or operating efficiency; and
●
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award.  These goals may be set with fixed, quantitative targets, targets relative to our past performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, or in such other way as the Committee may determine.  The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

Nothing in the 2011 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2011 Plan.

Adjustment Upon Changes in Capitalization or other Corporate Event

The 2011 Plan provides that, in the event of any dividend (other than a regular cash dividend) payable on shares of our common stock, stock split, reverse stock split, combination or exchange of shares, or other similar event occurring after the grant of an award which results in a change in the shares of our common stock as a whole, (i) the number of shares issuable in connection with any such award, the purchase price thereof, if any, and any share-based performance conditions or related terms will be proportionately adjusted to reflect the occurrence of any such event and (ii) the Compensation Committee will determine whether such change requires an adjustment in the aggregate number and kind of shares reserved for issuance under the 2011 Plan.  If any person is or becomes the beneficial owner 30% or more of the combined voting power of our outstanding securities and the Board does not authorize or otherwise approve such acquisition, then outstanding awards under the 2011 Plan will become vested. The Committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our outstanding common stock (including by way of merger or reorganization) which has been approved by the Board accelerate the vesting of any or all outstanding awards and compel the participant to relinquish any outstanding award in exchange for payment of the fair market value of the underlying shares (new of any exercise or base price).

Assignability of Plan Awards and Termination of Employment

All awards  are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and, in the case of exercisable awards, during the lifetime of the participant, may be exercised only by the participant, except as provided by the Compensation Committee.

The 2011 Plan contains default provisions specifying the post-termination exercise period of options in the event of death, disability, retirement and certain other terminations of employment. The Committee retains discretion, however, regarding all vesting and post-termination exercise terms of awards under the 2011 Plan.

Accounting Consequences

Effective January 1, 2006, we adopted FASB ASC Topic 718.

This Statement requires that compensation expense related to share-based payment transactions, such as stock options or restricted stock award, be reflected in our financial statements.

Summary of Federal Income Tax Consequences

All awards  are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and, in the case of exercisable awards, during the lifetime of the participant, may be exercised only by the participant, except as provided by the Compensation Committee.

The 2011 Plan contains default provisions specifying the post-termination exercise period of options in the event of death, disability, retirement and certain other terminations of employment. The Committee retains discretion, however, regarding all vesting and post-termination exercise terms of awards under the 2011 Plan.

Accounting Consequences

Effective January 1, 2006, we adopted FASB ASC Topic 718.

This Statement requires that compensation expense related to share-based payment transactions, such as stock options or restricted stock award, be reflected in our financial statements.

Summary of Federal Income Tax Consequences

The following is only a brief summary of the effect of federal income taxation on an optionee under the 2011 Plan, based on U.S. federal income tax law as currently in effect.

Options granted under the 2011 Plan may be either ISOs which satisfy the requirements of Code Section 422 or NSOs which do not meet such requirements. The federal income tax treatment for the two types of options differs, as summarized below.

•           ISOs. No taxable income is recognized by an optionee at the time of the grant of an ISO, and no taxable income is generally recognized at the time an ISO is exercised. However, the excess of the fair market value of the common stock received upon the exercise of an ISO over the exercise price is includable in the employee’s alternative minimum taxable income and may be subject to the alternative minimum tax (“AMT”). For AMT purposes only, the basis of the common stock received upon exercise of an ISO is increased by the amount of such excess.

An optionee will recognize taxable income in the year in which the purchased shares acquired upon exercise of an ISO are sold or otherwise disposed. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. An optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two years after the grant date of the option and more than one year after the exercise date. If an optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

Upon a qualifying disposition, an optionee will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale or other disposition of the purchased shares and the exercise price paid for the shares except that, for AMT purposes, the gain or loss would be the difference between the amount realized upon the sale or other disposition of the purchased shares and the employee’s basis increased as described above. If there is a disqualifying disposition of the shares, then the optionee will generally recognize ordinary income to the extent of the lesser of the difference between the exercise price and (i) the fair market value of the common stock on the date of exercise in excess of the exercise price, or (ii) the amount realized on such disqualifying disposition in excess of the exercise price. Any additional gain recognized upon the disposition will be capital gain. If the amount realized is less than the exercise price, the optionee will, in general, recognize a capital loss. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, to the extent the optionee recognizes ordinary income. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

•           NSOs. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will in general recognize ordinary income, in the year in which an NSO is exercised, equal to the excess of the fair market value of purchased shares on the date of exercise over the exercise price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon a subsequent sale of the purchased shares, the optionee will generally recognize either a capital gain or a capital loss depending on whether the amount realized is more or less than the exercise price. We will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to an exercised NSO except as discussed below. The deduction will in general be allowed for our taxable year in which ordinary income is recognized by the optionee in connection with the acquisition of the option shares.

•           Restricted Stock. Unless the recipient of a restricted stock grant elects to treat such grant as ordinary income at the time the grant is made, the recipient does not recognize taxable income upon the grant of restricted stock. Instead, the recipient will recognize ordinary income at the time of vesting (i.e. when the restrictions on the grant lapse) equal to the fair market value of the restricted stock on the vesting date minus any amount paid for the restricted stock. At the time that the recipient recognizes ordinary income in respect of the restricted stock, we would be entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the recipient, except as discussed below.

     •         Other Stock-Based Awards and Incentive Awards. In many cases an Other Stock-Based Award or an incentive award will be granted in a form in which the Company makes a contractual commitment to deliver shares or pay cash to the recipient at a future date, subject to specified conditions such as performance or other vesting terms.  The recipient will recognize ordinary income at the time he or she actually or constructively receives the payment of shares or cash, with the amount of ordinary income relating to shares to the fair market value of the shares at the time they are received by the recipient. At the time that the recipient recognizes ordinary income in respect of such an award, we would be entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the recipient, except as discussed below.

Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Code Section 409A.  The establishment of the timing of any distribution of cash or shares under such an award (including any right of a participant to elect to defer compensation under such an award) must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore would remain fully tax deductible by the company that pays it.  Under the 2011 Plan, options and stock appreciation rights granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers (other than the Chief Financial Officer) at the time compensation is received and certain other awards which are conditioned upon achievement of performance goals generally will be intended to qualify as such "performance-based" compensation.  A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2011 Plan will be fully deductible under all circumstances.  In addition, other awards under the 2011 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, not be deductible by us as a result of Section 162(m).  Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible by us under Internal Revenue Code Sections 4999 and 280G.

The foregoing is only a summary of the effect of federal income taxation upon us and the participants under the 2011 Plan. This discussion is intended for the information of shareholders considering how to vote at the 2010 annual meeting and not as tax guidance to participants in the 2011 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.  Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2011 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares) or in the event of the participant’s death.  The summary does not address in any detail the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under the tax laws of any state, municipality, or foreign country in which the participants may reside.

New Plan Benefits Under the 2011 Plan

Awards under the 2011 Plan will be granted in the discretion of the Committee, and therefore the type, number, recipients, and other terms of such awards generally cannot be determined at this time.  Information regarding our recent practices with respect to  incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table," “Outstanding Equity Awards at Fiscal Year-End,” and under the caption “Securities Authorized for Issuance under Equity Compensation Plans” elsewhere in this proxy statement, and further information is presented in our financial statements for the fiscal year ended April 30, 2010 included in our Annual Report on Form 10-K.

As discussed above in this proxy statement, on December 23, 2010, we entered into an amendment and restatement of Mr. Boruff’s employment agreement.  As part of that amendment, Mr. Boruff was contingently granted non-qualified stock options to purchase 2,500,000 shares of our common stock at an exercise price of $6.00 per share, which options will be deemed granted under the 2011 Plan.  Accordingly, the grant of such options is contingent upon shareholder approval of the 2011 Plan.  The exercise price of the options was substantially above the market price of our Common Stock at the time of grant.  The options vest in equal installments over the next four years and expire five years after the date of grant.  As described earlier in “Executive Compensation - Employment Agreement with Scott M. Boruff” beginning on page 17 of this proxy statement, this contingent grant was made as part of an overall restructuring of Mr. Boruff’s compensation arrangements.  The changes in Mr. Boruff’s compensation structure are in response to our listing to the NASDAQ Stock Market and the increases in Mr. Boruff’s responsibilities associated with the oversight of new employees hired and the several subsidiaries we acquired in 2009, and are intended to encourage him to remain in service and lead the Company in coming years.   The Compensation Committee recommended this amendment to the Company’s board of directors, after engaging and being advised by a third party executive compensation attorney.

The following table provides information regarding the only grant of stock options that has been authorized or will be authorized under the 2011 Plan prior to the 2010 annual meeting of shareholders.  This grant is contingent upon approval by shareholders of the 2011 Plan:

New Plan Benefits Table
2011 Equity Compensation Plan

Name and Position	Number of Stock Options
Scott R. Boruff, President and Chief Executive Officer	2,500,000

If shareholders decline to approve the 2011 Plan, no awards will be granted under the 2011 Plan, and the stock option grant listed above will be cancelled.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2011 PLAN.

PROPOSAL 4

APPROVAL OF THE CHANGE OF THE NAME OF THE COMPANY FROM MILLER PETROLEUM, INC.
TO MILLER ENERGY RESOURCES, INC.

On January 17, 2011, our Board of Directors unanimously approved and recommended that our shareholders approve an amendment to our Charter to change our name to “Miller Energy Resources, Inc.”  While we registered the assumed name “Miller Energy Resources” in the fall of 2008, our Board believes the use of an assumed name can be confusing and is hindering our ability to create brand recognition for our company.  We believe that Miller Energy Resources more accurately describes our operations, including drilling for and producing both oil and natural gas, and our services, which have included plugging wells for other operators and the government.  For these reasons, and because Tennessee law requires the name of a corporation to include “corporation,” “incorporated,” “company,” or the abbreviation “corp.,” “inc.,” “co.,” we have proposed to change our name to “Miller Energy Resources, Inc.”  This change requires an amendment to our corporate charter.

If approved by our shareholders at the 2010 annual meeting, the new name will become effective upon the filing of an amendment to our Charter with the Tennessee Secretary of State, the form of which is included as Appendix B to this proxy. The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding, and our shareholders will not be required to exchange their stock certificates to reflect the new name. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to us or our transfer agent. Our common stock is traded on the NASDAQ Global Market, and if the proposal is approved, the symbol under which our common stock is traded will remain "MILL."

If there exists any circumstances which would make consummation of the name change inadvisable in the judgment of our Board of Directors, the proposal to amend our Charter may be terminated by our Board of Directors either before or after approval of the name change by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHANGE OF THE NAME OF THE COMPANY FROM MILLER PETROLEUM, INC. TO MILLER ENERGY RESOURCES, INC.

PROPOSAL 5

ADOPTION OF AMENDMENT TO OUR BY-LAWS TO ADJUST THE QUORUM REQUIRED TO HOLD A MEETING OF
SHAREHOLDERS FROM 50% TO 33-1/3%

On January 17, 2011 our Board of Directors approved an amendment to Article III, Section 20 of our Amended and Restated Bylaws which if approved by our shareholders will reduce the quorum for annual and special meetings of our shareholders from 50% to 33 1/3%.  The purpose of this resolution is to ease the burden placed on our management in obtaining the necessary votes required for quorum.  There may be significant implications to our operations if quorum were not to be obtained for a shareholder meeting.  The costs would include not only a monetary amount and time expended by management and the Board of Directors, but also could result in delays in implementing significant business matters brought forth for shareholder approval.  In general it has always been our objective to obtain as high of a percentage of shareholder’s proxies voted as possible and we will not change this objective if this proposal is approved.

If approved the reduction in the quorum requirement will be effective immediately.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE
AMENDMENT TO OUR BYLAWS.

PROPOSAL 6

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Recently enacted federal legislation (Section 14A of the Securities Exchange Act of 1934) requires that we include in this proxy statement a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”) and a non-binding shareholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years.

We encourage shareholders to review the information set forth above under “Executive Compensation” appearing earlier in this proxy statement.  As set forth therein:

•	Our goal is to attract, motivate, and retain key executives and to reward executives for value creation.

•
We have structured the compensation package of our CEO to foster a performance-oriented environment by tying a significant portion of his compensation to the achievement of performance targets that are important to us and our shareholders.

•
This is not a mechanical process, and our Board of Directors has used its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each individual.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements

THE BOARD OF DIRECTORS STRONGLY ENDORSES OUR EXECUTIVE COMPENSATION PROGRAM AND UNANIMOUSLY RECOMMENDS THAT THE OUR SHAREHOLDERS VOTE IN FAVOR OF THE FOLLOWING RESOLUTION:

RESOLVED, that the shareholders approve the compensation of our named executive officers as described in this Proxy Statement under “Executive Compensation”, including the tabular and narrative disclosure.

PROPOSAL 7

ADVISORY RESOLUTION ON THE FREQUENCY OF THE SHAREHOLDERS’ SAY ON PAY

As mentioned above, recently enacted legislation requires that we include in this proxy statement a separate non-binding shareholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

Our Board has determined that an advisory vote on executive compensation every three years is the best approach for our company based on a number of considerations, including the following:

•
Our compensation program is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our named executive officers;

•
A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

•	A three-year cycle will provide shareholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of our company.

Although the vote is non-binding, our Board of Directors and the Compensation Committee will take into account the outcome of the vote when making future decisions about our executive compensation policies and procedures. Our shareholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, as discussed under “Shareholder Proposals”, we provide shareholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting.  If, however, other matters properly come before the 2010 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Tennessee law there are no dissenter's rights available to our shareholders in connection with the election of our members to our Board of Directors, the ratification of the appointment of our independent registered public accountant firm, or any other matters which are being submitted to a vote of our shareholders at the 2010 annual meeting.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2010 Form 10-K with the SEC. Shareholders may obtain, free of charge, a copy of the 2010 Form 10-K by writing to us at 3651 Baker Hwy, Huntsville, TN  37756, Attention: Corporate Secretary, or from our website, www.millerenergyresources.com.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Miller Petroleum, Inc., Attention: Corporate Secretary, 3651 Baker Hwy, Huntsville, TN  37756 or by faxing a communication to (865) 691-8209.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Miller Petroleum, Inc., Attention: Corporate Secretary, 3651 Baker Hwy, Huntsville, TN  37756.  Please note that additional information can be obtained from our website at www.millerenergyresources.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott M. Boruff
Scott M. Boruff, President and CEO

Huntsville, TN
[date], 2011

Appendix A

MILLER PETROLEUM 2011
EQUITY COMPENSATION PLAN

1.             Purpose.

1.1           Purpose. The purpose of the Miller Petroleum 2011 Equity Compensation Plan is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company, and to enable the Company to attract, retain, motivate and reward such persons in order to promote the success of the Company. The types of incentive Awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

2.             Definitions.

2.1           Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Agreement” means the agreement between the Company and the Holder setting forth the terms and conditions of an Award under the Plan. Agreements shall be in the form(s) attached hereto.

(b)           “Award” means Stock Options, Restricted Stock and/or Other Stock-Based Awards awarded under the Plan, and cash-based incentive awards.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)           “Committee” means the Compensation Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof.  If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(f)           “Common Stock” means the common stock of the Company, $0.0001 par value per share.

(g)           “Company” means Miller Petroleum, Inc, a corporation organized under the laws of the State of Tennessee.

(h)           “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i)           “Effective Date” means the date set forth in Section 12.1, below.

(j)           “Fair Market Value” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange (including any Nasdaq stock market reporting last trade and closing price information), the closing price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange (or on the last preceding trading date if such security was not traded on such date); (ii) if the Common Stock is not listed on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the NASDAQ Global Market or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k)           “Holder” means a person who has received an Award under the Plan.

(l)           “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m)           “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n)           “Normal Retirement” means retirement from active employment with the Company or any Subsidiary, other than for Cause or due to death or disability, of a Holder who; (i) has reached the age of 65; (ii) has reached the age of 62 and has completed 5 years of service with the Company; or (iii) has reached the age of 60 and has completed 10 years of service with the Company.

(o)           “Other Stock-Based Award” means an Award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p)           “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q)           “Plan” means the Miller Petroleum, Inc. 2011 Equity Compensation Plan, as hereinafter amended from time to time.

(r)           “Repurchase Value” shall mean the Fair Market Value in the event the Award to be repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the Award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the Award.

(s)           “Restricted Stock” means Common Stock, received under an Award made pursuant to Section 8, below that is subject to restrictions under said Section 8.

(t)           “SAR Value” means the excess of the Fair Market Value (on the exercise date) over the base price of the Stock Appreciation Right, multiplied by the number of shares for which the Stock Appreciation Right is exercised.
(u)           “Stock Appreciation Right” means the right to receive from the Company, upon exercise of the Award without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date) or the SAR Value in cash (if cash settlement is authorized in the Award Agreement).

(v)           “Stock Option” or “Option” means any option to purchase shares of Common Stock that is granted pursuant to the Plan.

(w)           “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

3.             Administration.

3.1           Committee Membership. The Plan shall be administered by the Committee, the Board or a committee designated by the Board. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent deemed to be appropriate by the Board, shall be “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code. No action of the Committee shall be deemed void or beyond the authority of the Committee solely because a member or members of the Committee failed to meet a qualification requirement at the time such action was taken or authorized.  The Committee shall conduct itself in conformance with the provisions of the Compensation Committee Charter.  The Committee may act through a sub-committee designated by the Committee.

3.2           Powers of Committee. The Committee shall have the authority and responsibility to approve and/or to recommend to the Board for approval Awards for Board members, executive officers, non-executive employees and consultants of the Company, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Other Stock-Based Awards and (v) cash incentive awards.  For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)           to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b)           to determine the terms and conditions, not inconsistent with the terms of the Plan or requisite Board approval, of any Award granted hereunder including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of Stock Options and the purchase price of Common Stock awarded under the Plan (including without limitation by a Holder’s conversion of deferred salary or other indebtedness of the Company to the Holder), such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine;

(c)           to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an Award granted hereunder;

(d)           to determine the terms and conditions under which Awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash Awards made by the Company or any Subsidiary outside of this Plan; and

(e)           to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an Award hereunder shall be deferred that may be either automatic or at the election of the Holder; and

3.3           Interpretation of Plan.

(a)           Committee Authority. Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion, subject to Board authorization if indicated, and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)           Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

4.             Stock Subject to Plan.

4.1           Number of Shares. The total number of shares of Common Stock reserved and available for delivery under the Plan shall be eight million, two hundred fifty thousand (8,250,000) shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture, provided that, in the case of an Option or Stock Appreciation Right, upon exercise for shares the gross number of shares underlying the Award shall be deemed delivered to the Holder.  Accordingly, (i) to the extent that an Award, in whole or in part, is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be deemed not to have been delivered under the Plan but will be deemed to remain available under the Plan; and (ii) shares that are withheld from an Award other than an Option or Stock Appreciation Right in payment of the exercise price or taxes relating to such Award shall be deemed to constitute shares not delivered and will be deemed to remain available under the Plan.  The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan.

4.2           Adjustment Upon Changes in Capitalization, Etc. In the event of any dividend (other than a cash dividend) payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other similar event (not addressed in Section 4.3, below) occurring after the grant of an Award, which results in a change in the shares of Common Stock of the Company as a whole, (i) the number of shares issuable in connection with any such Award, the purchase price thereof, if any, any performance terms relating to share price or per share performance, and other affected terms shall be proportionately adjusted to reflect the occurrence of any such event and (ii) the aggregate number of shares reserved for issuance under Section 4.1 and the applicable per-person limits under Section 5.2 shall be proportionately adjusted by Committee if it determines that such adjustments are necessary or appropriate. In furtherance of the foregoing, any Award shall be adjusted upon occurrence of an “equity restructuring” as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 (“FASB ASC Topic 718”) , in order to preserve without enlarging the rights of participants hereunder.  Any adjustment required by this Section 4.2 shall be made by the Committee, in good faith, subject to Board authorization if indicated, whose determination will be final, binding and conclusive.

4.3           Certain Mergers and Similar Transactions. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Awardees), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Awardees. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Awardees as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Holder. In the event such successor corporation (if any) refuses or otherwise declines to assume or substitute Awards, as provided above, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate immediately prior to the effective date of a transaction described in this Section 4.3 and (ii) any or all Options or Stock Appreciation Rights granted pursuant to this Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines. If such Options or Stock Appreciation Rights are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee. The Committee may provide, in a Holder’s Agreement, for rights relating to transactions referenced in this Section 4.3 different from the terms of this Section 4.3.  Subject to any greater rights granted to Awardees under the foregoing provisions of this Section 4.3 or any Agreement, in the event of the occurrence of any transaction described in this Section 4.3, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

5.             Eligibility; Per-Person Limitations.

5.1    Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding anything to the contrary contained in the Plan, Awards covered or to be covered under a registration statement on Form S-8 may be made under the Plan only if (a) they are made to natural persons, (b) who provide bona fide services to the Company or its Subsidiaries, and (c) the services are not in connection with the offer and sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

    5.2           Per-Person Award Limitations.  In each fiscal year during any part of which the Plan is in effect, an eligible person may be granted Awards in the aggregate relating to up to his or her Annual Limit.  A participant's Annual Limit, in any fiscal year during any part of which the participant is then eligible under the Plan, shall equal 3.0 million shares plus the amount of the participant's unused Annual Limit relating to Stock-denominated Awards as of the close of the previous fiscal year, subject to adjustment as provided in Section 4.2.  In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation § 1.162-27(e)(4) (including a cash performance-based Award under Section 9), an eligible person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the participant's Annual Limit, which for this purpose shall equal $6 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence).  For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a participant's Annual Limit is used to the extent a number of shares or cash amount may be potentially earned or paid under an Award, regardless of whether such shares or amount in fact are earned or paid.

6.             Stock Options.

6.1           Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options, which may be granted alone or in addition to other Awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

6.2           Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)           Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that a Stock Option may only be exercised within ten years after the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (“10% Shareholder”)).

(b)           Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the day of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder shall not be less than 110% of the Fair Market Value on the date of grant. The foregoing notwithstanding, any Award resulting from an assumption or granted in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate (including a business combination) shall satisfy this Section 6.2 if the assumption or substitution preserves without enlarging the in-the-money value of the original award at the date of the acquisition.

(c)           Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d)           Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case; Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement or otherwise then permitted by the Committee, either in shares of Common Stock or partly in cash and partly in such Common Stock, which may include withholding of shares deliverable upon exercise of the Option and may include broker-assisted "cashless exercise" arrangements to the extent permitted by applicable law, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(e)           Transferability. Except as may be set forth in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative).

(f)           Termination by Reason of Death. If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)           Termination by Reason of Disability. If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)           Other Termination. Subject to the provisions of Section 13, below, and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary and if such Holder’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of six months after termination of employment or the balance of such Stock Option’s term.

(i)           Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

(j)           Buyout and Settlement Provisions. The Committee may at any time, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

7.             Stock Appreciation Rights.

7.1           Grant and Exercise. The Committee, may grant Stock Appreciation Rights to participants.

7.2           Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a)           Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code, with respect to Stock Appreciation Rights granted in tandem with Incentive Stock Options.

(b)           Term. The term of each Stock Appreciation Right shall be fixed by the Committee; provided, however, that a Stock Appreciation Right may only be exercised within 10 years of the date of grant (or five years in the case of a Stock Appreciation Right related to an Incentive Stock Option granted to a 10% Shareholder).

(c)           Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement (including, in the case of a Stock Appreciation Right in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option). Upon such exercise, the Holder shall be entitled to receive the SAR Value in the form of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised or in cash (if cash payment is authorized in the applicable Agreement).

8.             Restricted Stock.

8.1           Grant. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such Awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2           Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(a)           Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)           Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)           Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each Award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

9.             Other Stock-Based Awards; Performance-Based Awards.

9.1   Other Stock-Based Awards. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, or other rights convertible into shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Without limiting the scope of the foregoing, an Other Stock-Based Award may be granted in the form of Restricted Stock Units.  Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

9.2           Performance Awards

    (a)           Generally.  The Committee is authorized to grant Awards with performance conditions on the terms and conditions specified in this Section 9.  Such performance-based Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a performance-based Award by conditioning the right of a participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that (i) the reservation of discretion shall be limited as specified in Section 9.2(b) in the case of a performance-based Award intended to qualify as "performance-based compensation" under Code Section 162(m); and (ii), in the case of any performance-based Award denominated in shares at the grant date (i.e., an Award which constitutes share-based equity under FASB ASC Topic 718, no discretion to reduce or increase the amounts payable shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

   (b)           Performance-Based Awards Granted to Covered Employees.  If the Committee determines that a performance-based Award to be granted to an eligible employee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such performance-based Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 9.2(b).

    (i)           Performance Goal Generally.  The performance goal for such performance-based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such performance-based Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance-based Awards. Performance goals may differ for performance-based Awards granted to any one participant or to different participants.

    (ii)           Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall he used by the Committee in establishing performance goals for such performance-based Awards: (1) net sales or revenues; (2) earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) net economic profit (operating earnings minus a charge for capital) or economic value created; (8) operating margin or profit margin; (9) shareholder value creation measures, including stock price or total shareholder return; (10) dividend payout levels, including as a percentage of net income; (11) expense targets, working capital targets, or operating efficiency; (12) oil or gas production, or increases in proven reserves, or other measures of discovery or recovery of oil, gas and other natural resources; and (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  The Committee may specify that performance will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

    (iii)           Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such performance-based Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance-based Award or (B) the time 25% of such performance period has elapsed.

    (iv)           Settlement of performance-based Awards; Other Terms.  Settlement of such performance-based Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  Subject to Section 9.2(a), the Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such performance-based Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a performance-based Award subject to this Section 9.2(b) to the extent that such discretion would increase the amount payable above that amount designated as potentially payable upon achievement of the performance goal intended to qualify the Award as “performance-based compensation” under Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the performance-based Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances (if any) in which such performance-based Awards shall be paid or forfeited in the event of termination of employment by the participant or other event (including a change in control) prior to the end of a performance period or settlement of such performance-based Awards.

              (c)           Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance goals relating to performance-based Awards, and the amount of any final performance-based Award shall be recorded in writing in the case of performance-based Awards intended to qualify under Section 162(m).  Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

10.           Accelerated Vesting and Exercisability.

10.1           Non-Approved Transactions. If any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other Awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and Awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and Awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and Awards.

10.2           Approved Transactions. The Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other Awards granted and outstanding under the Plan, and (ii) require a Holder of any Award granted under this Plan to relinquish such Award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such Award.

11.           Amendment and Termination.

The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the Nasdaq Stock Market or such other stock exchange on which the Stock may then be listed, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval.  The Committee is authorized to amend the Plan if its actions are within the scope of the Committee’s authority under its charter, and subject to all other requirements that would apply if the amendment were approved by the Board.    The Committee may at any time, and from time to time, amend any outstanding Award or related Agreement.  The foregoing notwithstanding, no action authorized under this Section 11, including any amendment to the Plan or to an outstanding Award or Agreement, shall be made that would materially impair the rights of a Holder without the Holder’s consent.

12.           Term of Plan.

12.1           Effective Date. The Plan shall become effective as of December 23, 2010 (the “Effective Date”), subject to the following provisions:

(a)           to the extent that the Plan authorizes the Award of Incentive Stock Options, shareholder approval for the Plan shall be obtained within 12 months of the Effective Date;

(b)          in the absence of such shareholder approval, Incentive Stock Options and Restricted Stock may not be awarded under the Plan; and

               (c)           any Award granted before shareholder approval of the Plan shall be conditioned upon such shareholder approval, and the Holder shall not receive any shares or other payment with respect to such Award until shareholders have approved the Plan, and any such Award shall be forfeited if shareholders have not approved the Plan within one year after the Effective Date.

12.2           Termination Date. Unless otherwise terminated by the Board, no Awards may be granted after the date ten (10) years after the Effective Date, provided that  in other respects the Plan shall remain in effect until all Awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the 10-year period following the Effective Date.

13.           General Provisions.

13.1           Written Agreements. Each Award granted under the Plan shall be confirmed by, and shall be subject to the terms, of the Agreement executed by the Company and the Holder. The Committee may terminate any Award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

13.2           Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

13.3           Employees.

(a)           Engaging in Competition with the Company; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within three months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company’s policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.

(b)           Termination for Cause. The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any Award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.

(c)           No Right of Employment. Nothing contained in the Plan or in any Award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

13.4.           Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

13.5           Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the Awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6           Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Option or other Award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The Committee may require or may permit tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements satisfactory to the Company for payment of such tax withholding or payment obligations and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

13.7           Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

13.8           Other Benefit Plans. Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to Awards under this Plan).

13.9           Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

13.10           Applicable Laws. The obligations of the Company with respect to all Stock Options and Awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

13.11           Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

13.12           Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

FORM OF OPTION AWARD AGREEMENT

[NAME AND ADDRESS]

[DATE]
_________________
_________________
_________________

Re:           Stock Option

Dear __________:

We are pleased to advise you that, on [_______], the Board of Directors of Miller Petroleum, Inc. authorized the Award to you of an option to purchase [_______] shares of our common stock, par value $0.0001 per share (the “Option”), upon the following terms and conditions:

1.             The Option is granted in accordance with and subject to the terms and conditions of the Company’s 2011 Equity Compensation Plan (the “Plan”).

2.             The Option is [an incentive] [non-qualified] stock option.

3.             The Option is exercisable commencing on [__________] and terminating at 5:00 pm New York time on [__________].

4.             The price at which the Option may be exercised is $[_____] per share.

5.             The Option is non-transferable and may be exercised, in whole or in part, during the exercise period, only by you, except that upon your death, the Option may be exercised strictly in accordance with the terms and conditions of the Plan.

6.             The exercise price and number of shares issuable upon exercise of the Option (the “Option Shares”) are subject to adjustment in accordance with the Plan in the event of stock splits, dividends, reorganizations and similar corporate events.

7.             If, neither the Option nor the Option Shares have been registered under the Securities Act of 1933, as amended (the “Act”), and the Option Shares may not be sold, assigned, pledged, transferred or otherwise disposed of absent registration under the Act or the availability of an applicable exemption from registration. All certificates evidencing the Option Shares will contain a legend describing this restriction on resale of the Option Shares. There is no assurance that there will be a public market into which you may sell the Option Shares or that you will be able to sell your Option Shares at a profit or at all.

8.             In order to exercise the Option, you must provide us with written notice that you are exercising all or a portion of your Option. The written notice must specify the number of Option Shares that you are exercising your Option for, and must be accompanied by the exercise price described in paragraph 4, above. Your Option Shares will be issued to you within approximately one week following our receipt of your exercise notice and cleared funds evidencing the exercise price.

9.             No rights or privileges of a shareholder of the Company are conferred by reason of the grant of the Option to you. You will have no rights of a shareholder until you have delivered your exercise notice to us and we have received the exercise price of the Option in cleared funds.

You understand that the Plan contains important information about your Option and your rights with respect to the Option. The Plan includes terms relating to your right to exercise the Option; important restrictions on your ability to transfer the Option or Option Shares; provisions relating to adjustments in the number of Option Shares and the exercise price; and early termination of the Option following the occurrence of certain events; including the termination of your relationship with us. By signing below, you acknowledge your receipt of a copy of the Plan. By acceptance of your Option, you agree to abide by the terms and conditions of the Plan.

10.           The Option will become effective upon your acknowledgment of the terms and conditions of this Agreement and your delivery to us of a signed counterpart of this Agreement.

11.           This Agreement and Plan contain all of the terms and conditions of your Option and supersedes all prior agreements or understandings relating to your Option. This Agreement shall be governed by the laws of the State of Tennessee without regard to the conflicts of law provisions thereof.

12.           This Agreement may not be amended orally.

Very truly yours,

Chief Executive Officer

AGREED TO AND ACCEPTED THIS
_____ DAY OF ________ 20__________

_________________________________
(Signature)

_________________________________
(Print Name)

Appendix B

Form of Amendment to the Charter to Change the Company’s name to “Miller Energy Resources, Inc.”

ARTICLES OF AMENDMENT TO THE CHARTER OF
MILLER PETROLEUM, INC.

Pursuant to the provisions of the Tennessee Business Corporation Act, §48-20-107(d), the undersigned Corporation adopts the following Articles of Amendment to its Charter:

1.	These amendments to the Charter were adopted by the shareholders at the 2010 Fiscal Year Annual Meeting on March 11, 2011.

2.	The name of the Corporation is Miller Petroleum, Inc.

3.	The amendment adopted is: the name of the Corporation is changed to “Miller Energy Resources, Inc.” in Article One of the Charter.

IN WITNESS WHEREOF, these Articles of Amendment are effective as of the date first written below.

By:
Paul W. Boyd, Secretary

Date:

B-1

Appendix C

Form of Amendment to our Bylaws to adjust the quorum for a
Shareholders’ Meeting from 50% to 33-1/3%

ARTICLES OF AMENDMENT TO THE BYLAWS OF
MILLER PETROLEUM, INC.

Pursuant to the provisions of the Tennessee Business Corporation Act, §48-20-201 et. seq. the undersigned Corporation adopts the following Articles of Amendment to its Bylaws:

1.	These amendments to the Bylaws were adopted by the shareholders at the 2010 Fiscal Year Annual Meeting on March 11, 2011.

2.
The amendment adopted is:  the text the first sentence of Article III, section 20 shall be changed to read as follows: “At all meetings of shareholders, except where otherwise provided by applicable law, the Charter or these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of one third (33-1/3%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.”

IN WITNESS WHEREOF, these Articles of Amendment are effective as of the date first written below.

By:
Paul W. Boyd, Secretary

Date:

C-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – _______, 2011 AT _________

CONTROL ID:	XXXXXXX
PROXY ID:	XXXXXXX
PASSWORD:	XXXXXXX

The undersigned, a shareholder of Miller Petroleum, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Paul W. Boyd and Anna R. East proxies, with power of substitution, for and in the name of the undersigned to attend the 2010 annual meeting of shareholders of the Company to be held at__________, Anchorage, Alaska, on Friday, March 11, 2011 beginning at 12:00 pm, local time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by fax, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the postage paid envelope enclosed.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com
PHONE:	1-866-752-VOTE

ABC HOLDER
400 MY STREET
CHICAGO, IL  60605

ANNUAL MEETING OF THE SHAREHOLDERS OF
MILLER PETROLEUM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

[VOTING OPTIONS TO BE COMPLETED]

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT

	To elect nine directors;		☐	☐	☐

	Mr. Deloy Miller Mr. Scott Boruff Mr. David Hall Mr. Herman Gettelfinger Mr. Jonathan Gross General Merrill McPeak Mr. Charles Stivers Mr. David Voyticky Mr. Don Turkleson					CONTROL ID:

Proposal 2	To ratify the appointment of Sherb & Co., L.L.P.. as independent registered public accounting firm

Proposal 3	To adopt the 2011 Stock Plan

Proposal 4	To approve the change of the name of the company to “Miller Energy Resources, Inc.”
Proposal 5	To approve an amendment to our Bylaws adjusting the quorum required for a shareholders’ meeting from 50% to 33-1/3%
Proposal 6	To consider and act upon an advisory resolution on executive compensation
Proposal 7	To consider and act upon an advisory resolution on the frequency of the stockholders’ advisory resolution on executive compensation

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 and7. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE   □
New Address (if applicable):
________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2009

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒	(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)